CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.1

CONTRACT FOR CONSTRUCTION

OF

TWO VESSELS

FOR

SEABULK TANKERS, INC.

BY

NATIONAL STEEL AND SHIPBUILDING COMPANY

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS
ARTICLE                                            PAGE

1     STATEMENT OF WORK    4
2     SPECIFICATIONS AND VESSEL DRAWINGS    6
3     PRICING    7
4     PAYMENTS    8
5     ECONOMIC PRICE ADJUSTMENTS    11
6     CHANGES    11
7     VESSEL PERFORMANCE    13
8     FORCE MAJEURE    16
9     DAMAGES AND INCENTIVES FOR DELIVERY    17
10     DESIGN RIGHTS    18
11     REGULATORY BODY REQUIREMENTS    19
12     RESERVED    21
13     MATERIAL AND WORKMANSHIP    22
14     INSPECTION    22
15     SUBCONTRACTORS    26
16     ITEMS FURNISHED BY PURCHASER    26
17     TRIALS    27
18     POST-TRIAL INSPECTION AND ACCEPTANCE    28
19     CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES LIABILITY    29
20     MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES    33
21     CONTRACTOR’S INSURANCE    34
22     PURCHASER’S INSURANCE    36
23     LOSS OR DAMAGE OF VESSEL    37
24     INDEMNIFICATION    38

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

25     DEFAULT OF PURCHASER AND CONTRACTOR'S REMEDIES    38
26     DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES    42
27     TITLE, RISK OF LOSS, AND PROPERTY INTERESTS    46
28     LIENS    47
29     TAXES AND DUTIES    48
30     INDEMNIFICATION REGARDING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS    49
31     ASSIGNMENT    50
32     COMPLIANCE WITH LAWS AND REGULATIONS    51
33     DISPUTES    51
34     ESCROW    53
35     CERTIFICATES OF FINANCIAL RESPONSIBILITY    54
36     PURCHASER USE OF CONTRACTOR FACILITIES    54
37     COMPUTATION OF TIME    56
38     PRESS RELEASES    56
39     CONFIDENTIALITY    57
40     INDEPENDENT CONTRACTOR    57
41     SURVIVING OBLIGATIONS    58
42     AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS    59
43     RESERVED    60
44     INTERPRETATION    61
45     CONDITIONS PRECEDENT    61
46     EXHIBITS    63
47     DEFINITIONS    63

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONTRACT FOR CONSTRUCTION
of
TWO VESSELS for
SEABULK TANKERS, INC.
by
NATIONAL STEEL AND SHIPBUILDING COMPANY

PREAMBLE

This Contract for Construction of Two Vessels (“Contract”) is entered into by and between Seabulk Tankers, Inc. (“Purchaser”), and National Steel and Shipbuilding Company, incorporated in the State of Nevada (“Contractor” or “NASSCO”), effective as of September 10, 2013 (“Effective Date”). Purchaser and Contractor are each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Purchaser desires to purchase two 49,430 DWT product tankers of the ECO MR Product Oil Tanker Design as provided in this Contract (“Vessel” or “Vessels”), for operation in the coastwise trade of the United States in compliance with the U.S. coastwise laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapters 121 and 551, as amended (collectively, the "Jones Act") and in international trades to the extent identified within the Specifications;

WHEREAS, the parties are also discussing the purchase of two additional 49,430 DWT product tankers of the ECO MR Product Oil Tanker Design for operation in the coastwise trade of the United States;

WHEREAS, Contractor jointly owns a design for the Vessels meeting Purchaser’s requirements and has the right to license Purchaser’s use of the design, as set forth in this Contract;

WHEREAS, Contractor owns or will contract with DSEC Co., Ltd. (“DSEC”), a corporation organized and existing under the laws of the Republic of Korea, and other suppliers to purchase certain equipment, machinery and material to construct the Vessels;

WHEREAS, Contractor is capable of using Drawings and Design Data and the equipment and material provided by DSEC to construct, test and complete the Vessels;

WHEREAS, Purchaser and Contractor desire to enter into this Contract for the design and construction of the Vessels in accordance with the terms and conditions of this Contract.

NOW THEREFORE, Purchaser and Contractor agree as follows:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AGREEMENT

1        STATEMENT OF WORK

(a)    Contract Work. Contractor shall furnish all facilities, labor, supervision, material, supplies, machinery and equipment, and shall perform all work necessary to design, construct, launch, outfit, test and deliver two Vessels (NASSCO Hulls 555 and 556) qualified for operation in the U.S. coastwise trade in compliance with the Jones Act and in international trades to the extent identified in and in accordance with the appropriate Specifications and Vessel Drawings (as such terms are defined below in the SPECIFICATIONS AND VESSEL DRAWINGS Article 2), using only new, good quality materials, supplies, machinery and equipment. Contractor shall do everything required of it by this Contract, the Specifications, and the Vessel Drawings, including the development of Design Products (as defined below in the DESIGN RIGHTS Article 10) and the installation of any material that the Contract and/or the Specifications provides shall be furnished by Purchaser all in accordance with international standard shipbuilding and shipping practices as identified within the Specifications (all together as the “Contract Work"), for the total consideration of the Contract Price.
(b)    Vessel Certification and Classification. Other than with respect to the ballast water management system described in the SPECIFICATIONS AND VESSEL DRAWINGS Article 2, Contractor shall obtain all requisite approvals from applicable U.S. regulatory authorities to qualify each of the Vessels for a coastwise endorsement on its Certificate of Documentation issued by the U.S. Coast Guard (“USCG”) and for qualification, to the extent permitted, under the USCG’s alternate compliance program administered by American Bureau of Shipping (“ABS”). Contractor shall obtain the services of ABS to review drawings and survey construction, and Contractor shall take all other steps necessary or appropriate to obtain, and it shall obtain, classification of the Vessels according to ABS’s rules, with the notations required by the Specifications at the sole cost and expense of the Contractor.
(c)    Delivery. The Vessels shall be constructed at Contractor's shipbuilding facility located at San Diego, California ("Shipyard"). When the construction of each Vessel is Substantially Complete (as defined below) in accordance with this Contract, and the Vessel has satisfied the tests required by this Contract, each Vessel shall be tendered by Contractor and accepted by Purchaser (such tender and acceptance shall constitute “Delivery” and such Vessel shall be deemed “Delivered”) at the Shipyard in satisfaction of all requirements of ABS, free of any outstanding recommendations or conditions of class, and free and clear of all mechanics, possessory or other liens or rights in rem of every nature, whether arising by statute, common law or in admiralty, charges, encumbrances or security interests (herein

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

collectively referred to as “Liens”), excepting, however, Liens in favor of a claimant other than Contractor arising out of the acts or omissions of Purchaser. As used in this Contract, the term "Substantially Complete" shall mean complete within the requirements of this Contract with no outstanding regulatory or ABS requirements, but for “Minor Items,” which are defined as items that do not, either individually or collectively, in any way affect the commercial utility or safe operation of the Vessel or prevent or otherwise limit the ability of the Vessel to trade; provided, however, that, for the avoidance of doubt, any outstanding regulatory or ABS requirements must be specifically accepted by Purchaser, whose acceptance shall not be unreasonably withheld. Upon each such tender, Contractor shall provide with respect to the applicable Vessel:
(i) A "Certificate of Actual Delivery and Completion of Vessel—Acceptance and Receipt" (“Delivery Certificate”) in the form customarily used by Contractor and approved by Purchaser in its reasonable discretion, which shall include trial data, inventory, stores and consumables, deadweight determination, a list of any uncompleted Contract Work, Minor Items and Deficiencies to be corrected post-Delivery, and appropriate certificates, which shall be executed on behalf of Contractor to certify completion of the Vessel and on behalf of Purchaser to acknowledge receipt and acceptance, all subject to such reservations as may be appropriate;
(ii) A "Builder's Certification" on USCG Form CG-1261 (Rev. 1-10), or such version thereof as may be current at the time of Delivery;
(iii) An Interim Classification Certificate issued by ABS, classing the Vessel as provided in the Specifications; and
(iv) Any and all other certificates required by U.S. Government regulations for vessels constructed in the United States (including, without limitation, an Temporary Certificate of Inspection issued by the USCG) or by the rules of ABS and as identified in the Specifications for operation of the such Vessel in the U.S. coastwise trade and, to the extent it is identified in the Specifications, in international trade.
(d)    Effect of Delivery. Title to and ownership of each Vessel shall pass to Purchaser from Contractor at the time Delivery is complete. Any provision elsewhere contained in this Contract to the contrary notwithstanding, all risk of loss or damage with respect to each Vessel shall remain with Contractor until such passage of title. Delivery of each Vessel, and passage of title thereto, shall not affect (i) Purchaser's rights under the CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19, and (ii) Purchaser's rights to completion by Contractor thereafter of any uncompleted Contract Work including Minor Items and correction by Contractor of any Deficiencies in the Contract Work as shown in the Delivery Certificate in accordance with the determination described in the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)    Vessel Contract Delivery Dates.
(1) Subject to Articles 1(e)(2) and 9, Contractor shall tender each Vessel to Purchaser on the following respective date for such Vessel, which may be contracted or extended by mutual agreement of the Parties or as provided for elsewhere in this Contract (after any changes, collectively, the “Vessel Contract Delivery Dates” and each a “Vessel Contract Delivery Date”):
Vessel Contract
Vessel Number             Delivery Dates
Vessel 1 (Hull 555):                May 1, 2016
Vessel 2 (Hull 556):                 March 15, 2017

(2)    Purchaser will accept Delivery of any Vessel completed pursuant to the requirements of this Contract not more than 60 days prior to the Vessel Contract Delivery Date for such Vessel provided that the Contractor shall give Notice of such early Delivery to Purchaser not less than 120 days prior to such Vessel Contract Delivery Date.
(f)    Possession of Vessel after Delivery. Purchaser shall take possession of each Vessel upon Delivery and shall remove the Vessel from the Shipyard within seven days after its date of Delivery.
(g)    [*]

2        SPECIFICATIONS AND VESSEL DRAWINGS

(a)    Specifications and Vessel Drawings. The Contract design requirements for construction of the Vessels are set forth in a document entitled "SPECIFICATIONS, NASSCO Number TE2013-FS-RB," dated September 10, 2013, published by DSEC and Contractor and approved by Purchaser (the "Specifications"). The Specifications shall include the General Arrangement drawing identified in Section 101 of the Specifications. In addition, Contractor shall cause DSEC to provide Basic and Detail Drawings and Production Drawings for the Vessel as provided for review and comment by Purchaser. Together, the General Arrangement drawing, Basic and Detail Drawings, the Production Drawings, and the Selected Maker’s Plan are referred to herein collectively as the “Vessel Drawings.” The Specifications are hereby incorporated by reference and made a part of this Contract with the same force and effect as though herein set out in full. Contractor shall provide Purchaser with copies of Design Products in any reasonable format, including, but not limited to, paper and electronic formats. Any reference in this Contract to the Specifications shall be deemed to include both the Specifications and the General Arrangement drawing. [*]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)    Drawings Approval. The Vessel Drawings and, to the extent required, Design Products (as defined in the DESIGN RIGHTS Article 10) have been or will be approved by the Regulatory Bodies (as defined in the REGULATORY BODY REQUIREMENTS Article 11) having jurisdiction over the Contract Work, as identified in the Specifications, and any deficiency in the Vessel Drawings and Design Products in meeting the requirements of such agencies shall be remedied by the Contractor, except as provided in the REGULATORY BODY REQUIREMENTS Article 11.
(c)    Order of Precedence. If any discrepancy, difference or conflict exists between the Specifications and any terms of this Contract, the provisions of this Contract shall prevail over the Specifications. If there is any discrepancy, difference or conflict between the Specifications and the General Arrangement drawing, the Specifications shall prevail. If there is any discrepancy, difference or conflict between the Specifications and any document referred to in the Specifications or this Contract, the Specifications shall prevail. Further, any work called for by, and any detail shown in, either the Specifications or General Arrangement drawing, but not shown on the other shall be deemed included in both and shall be performed by the Contractor as part of the Contract Work.

3        PRICING

(a)    Definition of “Contract Price” All amounts stated in this Contract are in United States Dollars, and are subject to adjustment in accordance with the provisions of the ECONOMIC PRICE ADJUSTMENTS Article 5. The “Contract Price” shall be equal to the Contract Base Price as adjusted from time to time pursuant to the terms of this Contract.
(b)    Contract Base Price and Contract Price. The “Contract Base Price” for each Vessel shall be as set out in the table below.

Vessel Number                                Price
Vessel 1, Hull 555                                [*]
Vessel 2, Hull 556                                [*]

The Contract Base Price for each Vessel set forth above shall be a firm fixed price and not subject to adjustment except as provided in this Contract.

4        PAYMENTS

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    Payment of Contract Base Price. Purchaser shall pay or cause to be paid to Contractor the Contract Base Price, as may be adjusted from time to time pursuant to this Contract, in the manner provided in this Article.
(b)    Reserved.
(c)    Initial Payments. Purchaser shall pay to Contractor initial payments in the amounts and no later than the dates specified below:
(1)     First Initial payment: Within [*] of the Effective Date of this Contract, a payment of [*] per Vessel, for a total of [*], which shall be non-refundable except as provided in Articles 9(d) and 26(b) or if the requirement for the guaranty of General Dynamics Corporation is not satisfied.
(2)    Second Initial Payment. No earlier than [*] and no later than [*],[*] per Vessel, for a total of [*] with the first and second initial payments totaling [*] in the aggregate.
(3)    Third Initial Payment. No later than [*],[*] per Vessel, for a total of [*], with the first, second and third initial payments totaling [*] in the aggregate. The first and second initial payments shall be considered advance payments with respect to the Contract Price for each Vessel.
(d)    Invoices and Payments.
(1)    Contractor shall submit its invoice for the second initial payment under paragraph (c)(2) above, to Purchaser, by electronic mail or fax no later than [*], with the original invoice mailed the same day. Payment shall be due in immediately available funds that are received via wire transfer to a bank to be specified by Contractor, no later than [*]. Contractor shall submit its invoice for the third initial payment under paragraph (c)(3) above, to Purchaser, by electronic mail or fax no later than [*], with the original invoice mailed the same day. Payment shall be due in immediately available funds that are received via wire transfer to a bank to be specified by Contractor, no later than [*]. Late payments by Purchaser shall bear Interest (as defined in paragraph (j) of this Article).
(2)    After all initial payments, the Purchaser shall make additional payments for each Vessel associated with the completion of key milestones in the shipbuilding process (“Milestone Payments”). Each Milestone Payment for a Vessel will be calculated by multiplying the Cumulative Payment Percent times the then current Contract Price, less any previous initial payments or Milestone Payments for that Vessel.

Milestone	Cumulative Payment Percent
Start of Construction (SOC)	[*]
Keel	[*]
Launch	[*]
Delivery	[*]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Start of Construction is defined as the first cutting of steel parts in San Diego.
Keel is defined as [*].
Launch is defined as the transfer of the Vessel from its final build position to the water.
Delivery is defined in STATEMENT OF WORK, Article 1 of the Contract.

For the avoidance of doubt, the Milestone Payment due at Delivery of any Vessel shall be subject to the withholding of amounts by Purchaser pursuant to Article 4(f).
Contractor shall submit its invoices for the payments required under the Milestone Schedule to Purchaser by electronic mail or fax, with the original invoice mailed the same day, along with a certificate signed by an executive officer of Contractor certifying Contractor’s completion of the applicable milestone in the Milestone Schedule. Payments by Purchaser shall be due in immediately available funds that are received via wire transfer no later than ten (10) Business Days after the date such invoice is received (if by electronic mail or fax or courier with confirmation of completed transmission or delivery, as the case may be), to a bank to be specified by Contractor. Late payments shall bear Interest (as defined in Article 4(j)).
(3)    If Purchaser and Contractor do not agree as to whether a certain milestone in the Milestone Schedule has been achieved with respect to any Vessel, Purchaser shall be entitled to withhold [*] of the associated milestone payment until it agrees that such milestone has been achieved or the matter has been resolved pursuant to the DISPUTES Article 33. Purchaser shall deposit the [*] of the amount of the disputed milestone payment ("Disputed Milestone Payment") into an interest bearing escrow account (the "Escrow Account") with the Escrow Agent (as hereinafter defined) pending resolution. Each such Disputed Milestone Payment shall be identified as such at the time of transmission of payment. When the Disputed Milestone Payment is subsequently agreed upon by the Parties or resolved in accordance with this Contract, Contractor and Purchaser shall within [*] sign joint instructions to the Escrow Agent to release the agreed or resolved amount from escrow to the appropriate Party.
    (f)    Withholding for Deficiencies. At the time of Delivery of each Vessel, Purchaser may withhold payment amounts as described below:
(1)    As to Minor Items that require correction and/or are incomplete at Delivery, Purchaser may withhold, without prejudice to its rights under CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19, from final payment due under the Milestone Schedule [*] or such other amount as mutually agreed by the Parties

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

per Minor Item as security for correction of such items by Contractor and deposit such sum into the Escrow Account.
(2)    As security for the correction of Deficiencies that may occur during the Guaranty Period, as provided in the CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19, Purchaser may withhold a further amount of up to [*] from final payment with respect to each Vessel, and deposit such sum into the Escrow Account.
(3)    Amounts withheld for correction of Minor Items pursuant to Article 4(f)(1) shall be released from the Escrow Account on a monthly basis for all items corrected during the prior month for each Vessel as evidenced by a joint written instruction from Contractor and Purchaser confirming that such Minor Items have been corrected. Contractor and Purchaser shall within five (5) Business Days of each relevant calendar month end sign joint instructions to the Escrow Agent to release the agreed or resolved amount from escrow.
(4)    The amount held as security for correction of Deficiencies pursuant to Article 4(f)(2) shall be released from the Escrow Account to Contractor upon expiration of the Guaranty Period for each Vessel, provided that amounts may be retained in the Escrow Account for correction of Deficiencies covered by the guaranty in CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19 but not corrected prior to the expiration of the Guaranty Period, with the aggregated amount retained in the Escrow Account for each Vessel as mutually agreed upon by Purchaser and Contractor. Such amounts retained beyond expiration of the Guaranty Period shall be released from Escrow for each Vessel on a monthly basis for all Deficiencies corrected during the prior month as evidenced by a joint written instruction from Contractor and Purchaser confirming that such Deficiencies have been corrected.
(g)    Adjustments. Adjustments shall be made to the Contract Base Price for the purpose of computing milestone payments for the next invoice following the execution of a Contract Change under CHANGES Article 6 that revises the Contract Base Price.
(1)    If there has been no agreement as to adjustment of the Contract Base Price resulting from a change, the affected payments shall be paid provisionally based on the amount of adjustment as estimated by Contractor for the changed Contract Work, and the resulting difference between the amount paid and payment amount as estimated by Purchaser shall be preserved for resolution pursuant to the DISPUTES Article 33. When disputed adjustments to the Contract Base Price are agreed by the Parties or resolved pursuant to this Contract, (i) in the event of underpayment by Purchaser, Purchaser shall make an appropriate adjustment in subsequent milestone payments to reflect the variance between the amount paid by Purchaser and the amount agreed or resolved, together with Interest on such variance from the date of provisional payment, or (ii) in the event of an overpayment by Purchaser, Contractor shall make an appropriate adjustment in subsequent

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

milestone payment invoices to give a credit for or shall refund the excess of the amount paid by Purchaser over the amount agreed or resolved, together with Interest on such excess from the date of provisional payment.
(h)    Withholding for Delays. In accordance with the provisions of the DAMAGES AND CANCELLATION FOR LATE DELIVERY Article 9, Purchaser shall be entitled to deduct from amounts payable pursuant to this Article any amount agreed to be due to Purchaser as liquidated damages.
(1)    To the extent that such amount owed by Contractor as liquidated damages exceeds the next amount that would otherwise be payable by Purchaser to Contractor under this Article, Contractor shall remit such excess amount promptly to Purchaser, and in any event no later than two (2) Business Days thereafter.
(2)    If agreement is not reached on the amount payable pursuant to the DAMAGES AND CANCELLATION FOR LATE DELIVERY Article 9, Purchaser may withhold payment of the total amount claimed by Purchaser as liquidated damages and deposit such amount into the Escrow Account pending resolution pursuant to the DISPUTES Article 33. When the disputed amount is agreed by the Parties or resolved, such amount held in the Escrow Account shall be released to the Party or Parties in accordance with the agreement of the Parties or as determined by such dispute resolution, and Contractor and Purchaser shall sign joint written instructions to the Escrow Agent directing such release.
(i)    Withholding Delivery Notwithstanding any other provision of this Contract, Contractor shall not be obligated to deliver any Vessel until all amounts with respect to such Vessel then due from Purchaser to Contractor under this Contract with respect to such Vessel have been paid to Contractor or into the Escrow Account, including, without limitation, any amounts claimed by Contractor from Purchaser that remain in dispute, and, failing such payment, the Vessel Contract Delivery Date shall be extended as long as any such amounts are outstanding, without prejudice to Contractor's rights and remedies for nonpayment by Purchaser pursuant to the provisions of this Contract, and without triggering any liquidated damages for late Delivery under the DAMAGES AND CANCELLATION FOR LATE DELIVERY Article 9.
(j)    Interest Amounts payable by either Party under this Contract, which are not paid when due (either to the Party entitled thereto or, if such amount is in dispute, into the Escrow Account) shall bear interest from the date on which such payment was due, at a rate per annum equal to the prime rate (“Prime Rate”) of interest charged by the Bank of America [*]. Prime Rate is the base rate that Bank of America from time to time establishes and that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the Prime Rate shall become effective at 12:01 a.m. on the day such change becomes effective. In the event the Prime Rate is no longer available

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

from Bank of America, the Parties agree to negotiate in good faith to designate a replacement bank’s interest rate to serve as the Prime Rate.

5        ECONOMIC PRICE ADJUSTMENTS

(a) The Contract Base Price is a base price. The Contract Base Price shall be subject to adjustment as described in this Article.
(b) Steel.
(1) Definitions and Indices. For purposes of this Article, "Steel $" shall be defined as the dollar amount of the Contract Base Price that represents the raw steel material or [*]. Economic Price Adjustments for Steel shall be calculated using the American Metal Market (AMM) Monthly Domestic Prices for Carbon Steel Plate Cut to Length (“AMM Index”). The "Current Period" is defined as the 3 month period commencing with the month four months prior to the Start of Construction milestone for each Vessel, as adjusted from time to time in accordance with this Contract or as otherwise provided by Contractor during performance of the Contract Work. The "Current Period Index" is defined as the arithmetic average of the monthly values of the AMM Index published for the Current Period. The “Base Price Index” is [*] per hundred pounds, or centum weight ($/cwt), which is the value of the AMM Index for the 1st Quarter 2013, the price used to calculate Steel $ and the Base Contract Price at the time this Contract was formed.
(2) Computation. [*] an Economic Price Adjustment for Steel shall be computed using the following formula:
Steel $ x ((Current Period Index – Base Price Index) ÷ Base Price Index).
[*]
(3) Invoicing and Payment of Economic Price Adjustment. At 30 days prior to the start of construction of each Vessel, Contractor shall compute the Economic Price Adjustment for such Vessel. If a positive adjustment results, Contractor shall invoice Purchaser, and Purchaser shall pay such adjustment within ten business days of Contractor's invoice. If a negative adjustment results, Contractor shall credit such adjustment for the Vessel against the next milestone payment to be invoiced to Purchaser. [*].

6        CHANGES

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    No Departures from Design. Contractor shall not depart from the requirements of the Specifications or make any changes to the Contract Work ("Changes") except in accordance with the provisions of this Article, VESSEL PERFORMANCE Article 7, or REGULATORY BODY REQUIREMENTS Article 11. In addition, Contractor shall not substitute materials specified in the Specifications as they are written as of the Effective Date without the prior written consent of Purchaser.
(b)    Types of Changes. For purposes of this Contract, Changes in the Contract Work shall be classified as "Essential Changes" and "Non-Essential Changes." Each Change shall require a change proposal form ("CPF"), the form of which is set out in Exhibit B hereto, and shall be proposed in writing by Contractor or Purchaser, as the case may be, to the other Party on a CPF.
(c)    Essential Changes. Essential Changes shall be Changes in the Contract Work required under REGULATORY BODY REQUIREMENTS Article 11. If either Purchaser or Contractor should believe that an Essential Change is required, it shall promptly notify the other Party thereof, and in any event no later than ten days thereafter. If Contractor and Purchaser do not agree in writing that a proposed change is an Essential Change, either Party may treat the matter as a Dispute to be resolved as provided in the DISPUTES Article 33. Non-Essential Changes shall be all changes other than Essential Changes.
(d)    Purchaser Changes. Purchaser may propose to Contractor in writing any Non-Essential Change to the Contract Work on a CPF. For both Essential Changes and Purchaser-proposed Non-Essential Changes, Contractor shall promptly review such proposal and submit to Purchaser within 15 days a detailed written estimate of the impact of the change ("Change Impact") on the Contract Base Price, Vessel Contract Delivery Dates, Vessel Key Performance Requirements, and weights and moments. If Contractor and Purchaser agree in writing upon the Change Impact within 15 days of Purchaser's receipt of Contractor's estimate and completed CPF, the Party that approved the CPF shall execute and deliver same to the proposing Party, Contractor shall include the Change in the Contract Work, and the Contract Base Price, Vessel Contract Delivery Dates, Vessel Key Performance Requirements, and weights and moments shall be amended accordingly. Contractor shall not be obligated to accept or perform Non-Essential Changes proposed by Purchaser if such Change would likely cause a material delay in Contractor's production schedule for the Vessels or other vessels under contract, provided that Contractor shall make commercially reasonable efforts to accommodate requests by Purchaser for Non-Essential Changes.
(e)    Contractor Changes. Contractor may propose to Purchaser in writing any Non-Essential Change to the Contract Work. Contractor shall transmit to Purchaser its proposed change accompanied by a detailed written estimate of the Change Impact on a CPF. Purchaser shall have 15 days after receipt to accept, reject or recommend revisions to

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Contractor's proposed Change and CPF. Any Non-Essential Changes proposed by Contractor shall not be considered accepted by Purchaser unless it accepts same in writing.
(f)    Disagreements. Whenever the Parties disagree as to the Contract Work requirements or Change Impact of any Essential Change, Purchaser may direct Contractor to implement such Change, and Contractor shall perform in accordance with such direction. If Contractor performs pursuant to any such direction without prior agreement as to Change Impact, such performance shall be without prejudice to either Party's rights, if any, to an equitable adjustment of the Contract Base Price, Vessel Contract Delivery Dates, Vessel Key Performance Requirements, and weights and moments, provided that Contractor has, prior to commencing such performance, notified Purchaser in writing of the disagreement.
(g)    Cost of Estimates. In all cases where Changes are proposed by Purchaser, all costs incurred by Contractor in preparing an estimate of the Change Impact shall be paid to Contractor by Purchaser as part of the Change if the Change is authorized by Purchaser. Where Changes so proposed by Purchaser are not subsequently authorized by Purchaser, Purchaser shall pay the amount of such costs plus [*] for profit if such costs exceed [*] within ten Business Days of receipt of the related invoice and supporting documentation.
(h)    Execution of Contract Changes. The CPF shall be an agreed amendment to this Contract only upon execution and delivery by both of the Parties (each such amendment, a “Contract Change”). Any changes to the Contract provisions specifically identified on an executed Contract Change for a stand-alone Change shall become a part of this Contract as if the appropriate Contract page had been replaced to reflect the revised values and language shown on the executed Contract Change. For the avoidance of doubt, under no circumstances shall a CPF become a valid and binding Contract Change until executed and delivered by both Parties.

7        VESSEL PERFORMANCE
(a)    Vessel Key Performance Requirements. While each Vessel, upon Delivery, is required to meet the requirements of this Contract, subject to the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18, the following Key Performance Requirements are deemed to be fundamental to each Vessel’s commercial utility and value to Purchaser.
(1)    Service Speed: Subject to Article 7(b)(1) below, the “Service Speed” of each Vessel at the design draft of [*] on even keel shall be [*] with the main engine running at [*] maximum continuous rating (“MCR”) (at [*] including [*] sea margin). This Service Speed shall be measured during sea trials, with trial data corrected for wind, waves, swell, and Vessel bottom cleanliness in accordance with the Specifications.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(2)    Deadweight: The deadweight tonnage of each Vessel shall be [*] at the design draft of [*], without trim, and with the Vessel afloat in sea water with a specific gravity of 1.025. Deadweight is defined as the difference in metric tons between the displacement of the Vessel and the lightweight of the Vessel in the conditions described above.
(3)    Main Engine Fuel Consumption: The specific fuel consumption rate for each of each Vessel’s main diesel engines shall not exceed [*] at maximum continuous rating (MCR) as defined in the Specifications, [*].
(b)    Verification. Contractor shall verify each Vessel’s compliance with the Key Performance Requirements set forth in paragraph (a) of this Article 7 in accordance with the test and trials methodologies detailed in the Specifications. Such verification shall include the extent to which such Vessel fails to meet, meets, or exceeds the Key Performance Requirements.
(1)    Verification of Service Speed. Vessel 1 verification results for Service Speed shall be extended to subsequent Vessels where there has been no Vessel configuration changes or changes to the Vessel components that would affect Service Speed. Service Speed trials for Vessel 1, and each subsequent Vessel for which verification is required as a result of a Change, shall be conducted and measured utilizing a Global Positioning System.
(2)    Verification of Deadweight. Verification of the deadweight of the first Vessel shall be conducted as part of an inclining experiment. Verification of the deadweight of the second Vessel shall be made by deadweight survey.
(3)    Verification of Main Engine Fuel Consumption. The Specific Fuel Oil Consumption of main engines of each Vessel shall have been verified by the original equipment manufacturer’s (“OEM’s”) test for that model engine.
(c)    Performance Below Key Performance Requirements. If any Vessel's performance does not meet any of the Key Performance Requirements set forth in paragraph (a) of this Article 7, Purchaser will suffer damages that are difficult to determine. By way of limitation of Contractor’s liability for such failure, and in lieu of actual damages and all other remedies of Purchaser for such failure (except as set forth in the provisos set forth in Articles 7(c)(1), (2) and (3)), the Contract Base Price for such Vessel shall be adjusted downward in accordance with the following:
(1)    Service Speed: No liquidated damages shall be due for the [*]. Liquidated damages shall be due to Purchaser in the amount of [*] for each of the [*] and in the amount of [*] for each [*]. Service Speed shall be rounded to the nearest tenth of a knot with the Main Engine Operating at [*].
(2)    Deadweight: No liquidated damages shall be due for the first [*]. Liquidated damages shall be due to Purchaser in the amount of [*] for each full metric tons below [*]. Fractions of metric tons shall be rounded to the nearest metric ton.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(3)    Main Diesel Engine Fuel Consumption: No liquidated damages shall be due for the [*] of specific fuel oil consumption rate above [*]. Liquidated damages shall be due to Purchaser in the amount of [*] increase in fuel consumption rate in excess of [*]. Fractions of 1% to be rounded to the nearest 1%.
(d)    Reserved.
(e)    Vessel Adjustments. In lieu of the Contract Price Adjustments specified in paragraph (c) of this Article 7, Contractor shall have the right, at its own expense, at any time prior to Delivery, to make reasonable adjustments or modifications to any Vessel to cause such Vessel to meet the Key Performance Requirements specified in paragraph (a) of this Article 7; provided, however, that, any such adjustments shall conform to the requirements of the Specifications and Contractor shall obtain any required Regulatory Body approval for such adjustments or modifications.
(f)    Effect of Changes. The Key Performance Requirements set forth in paragraph (a) of this Article 7 are based on the Vessels as described and delineated in the Specifications, and such Requirements shall be changed to take into account any Contract Work change required or approved pursuant to the CHANGES Article 6 and/or the REGULATORY BODY REQUIREMENTS Article 11.
(g)    Disagreements. If either Party claims a Contract Base Price adjustment pursuant to paragraph (c) of this Article, and if there is disagreement as to any such proposed adjustment, the matter shall be treated in the same manner as a dispute with respect to the completion of a milestone pursuant to the PAYMENT Article 4(e)(2).

8        FORCE MAJEURE

(a)    Force Majeure. Any delays in, or failure of performance by, either Purchaser or Contractor shall not constitute a default under this Contract or give rise to any claim for damages if, and to the extent, any such delay or failure of performance is caused by the occurrence of Force Majeure. The term “Force Majeure” shall mean any cause (hereinafter the “Force Majeure Cause(s)”), whatsoever beyond the reasonable control and without the fault of the Party claiming Force Majeure. The Party claiming Force Majeure must be unable to mitigate or prevent through commercially reasonable efforts the Force Majeure Cause(s); and the Parties acknowledge and agree that neither Party shall be required to incur commercially unreasonable costs in its efforts to mitigate or prevent such Force Majeure Causes. Force Majeure shall include, without limitation or prejudice to the generality of the foregoing, delay caused by: any Regulatory Body whose approvals or documents are required under this Contract, including delay caused by different or inconsistent interpretations of

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

governing rules or regulations; U.S. Government directives regarding the prioritization of Contractor’s resources for work performed for the U.S. Government; civil, naval or military authorities; import or export restrictions; delay caused by the U.S. Government or any other government acting in its capacity as sovereign; interruption or curtailment of utility services; Acts of God (including hurricanes, earthquakes, lightning, floods or extraordinarily severe wind or weather); strikes, sympathy strikes, or other industrial disturbances; explosions, fires, and vandalism; riots, insurrections, acts or threats of terrorism, sabotage, blockades, embargoes, and epidemics; delays caused by Force Majeure causes (as defined in this Contract) with respect to other shipbuilding contracts being performed by Contractor, where such delay results from Force Majeure Causes that in turn delay the construction of any Vessel (provided, however, that Contractor takes commercially reasonable efforts to minimize such delays); delays by land, sea or air carriers; the unavailability or late delivery to Contractor of machinery, equipment and supplies which this Contract requires be incorporated in the Vessels, provided that at the time of ordering the same could reasonably be expected by Contractor to be delivered on time; and, the late performance or default of a supplier, provided that Contractor’s choice of the supplier was reasonable and responsible at the time of supplier selection and Contractor exercised reasonable efforts in managing its suppliers. A delay resulting from failure to receive any approvals or documents from any Regulatory Body whose approvals or documents are required under this Contract, or from any other civil, naval or military authorities, including the U.S. Government or any other government acting in its capacity as sovereign, or pursuant to any import or export restrictions, shall be a Force Majeure Cause under this Contract only to the extent that any such approvals or documents are not received within the timeframe contemplated by the construction schedule, provided that the requisite applications or other documents to any of the foregoing were properly completed and timely submitted. Loss of time resulting from a Force Majeure Cause shall be determined on a daily basis dependent upon actual time lost.
(b)    Notification of Claim. Within five days of a Party becoming aware of the commencement of a Force Majeure event, the Party claiming Force Majeure shall notify the other Party in writing. Such notice shall include, as may be practical, an estimate of the impact of Force Majeure on the Vessel Contract Delivery Date for any affected Vessel, and such notice shall be updated as soon as practicable with detailed information concerning the Force Majeure Cause. The Party claiming a Force Majeure event shall provide updates every 7 days to report the status when such event continues to potentially delay Delivery for a period that exceeds 21 days.
(c)    Force Majeure Extension. Either Party may request an extension of the relevant Vessel Contract Delivery Date by the number of days that the Vessel Contract Delivery Date was delayed by Force Majeure.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)    Support for Claim. Within five days after a Force Majeure Cause of delay has ceased to exist, the Party claiming Force Majeure shall furnish to the other Party a detailed written statement of the proposed length of the delay in the Vessel Contract Delivery Dates resulting from such Force Majeure cause for any affected Vessel. When the length of a Force Majeure delay has been agreed to, the Parties shall execute a Contract Change in accordance with the CHANGES Article 6 to adjust the Vessel Contract Delivery Dates. If the Parties are unable to resolve either the existence or the length of a Force Majeure delay within a reasonable period of time, resolution shall be made in accordance with the DISPUTES Article 33. The burden of proof in such disputes shall be on the Party claiming Force Majeure.
(e)    [*]
9        DAMAGES AND INCENTIVES FOR DELIVERY

(a)    Damages for Delays. If Contractor fails to deliver any Vessel more than 60 days after its Vessel Contract Delivery Date, Purchaser will suffer damages that are difficult to determine. Contractor shall pay to Purchaser liquidated damages in lieu of actual damages, not as a penalty, and as a complete limitation of Contractor’s liability solely with respect to the late Delivery of any such Vessel. For the avoidance of doubt, payment of such liquidated damages for late Delivery shall not limit any of (i) Purchaser’s rights to cancel or terminate this Contract under other provisions hereof, (ii) Purchaser’s rights to liquidated damages due under other provisions of this Contract, or (iii) Purchaser’s rights and remedies with respect to other events of default by Contractor under this Contract. Liquidated damages for such late Delivery shall accrue for each Vessel at the rate of [*] per day for each day elapsing after [*] past the Vessel Contract Delivery Date up to [*]. Liquidated damages for such late Delivery shall cease to accrue upon the date of Delivery of the Vessel, which day shall not count for accrual of liquidated damages.
(b)    Limitation of Liquidated Damages. The total liability of Contractor for delay in Delivery of any Vessel shall not exceed liquidated damages payable for [*] of delay beyond the initial grace period of [*], namely [*]. Payment of liquidated damages to Purchaser shall be as set out in PAYMENTS, Article 4(h).

(c)    Incentive for Early Delivery. In the case of an early Delivery of any Vessel prior to its Vessel Contract Delivery Date pursuant to Article 1(e)(2), Purchaser shall pay Contractor an amount equal to [*] for up to [*], up to a maximum of [*] for such Vessel. Payment of such incentive bonus will be made by Purchaser to Contractor within [*] Business Days of the end of such [*] or lesser period.
(d)    [*]
10        DESIGN RIGHTS

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	Vessel Design. The Parties acknowledge and agree that:
(1)    In performing this Contract, Contractor will, or Contractor will cause DSEC to, produce specifications, drawings, calculations, computer models and other technical data (“Design Products”) during the various Vessel design phases to reflect the design of the Vessels embodied in the Specifications and the Vessel Drawings; and
(2)     The design of the Vessels represents the accumulated experience, knowledge and expertise of DSEC and Contractor, and such design, including any subsequent changes thereto, as contained in the Specifications, the Vessel Drawings, and the Design Products (“Vessel Design”), is intellectual property proprietary to DSEC and Contractor and has substantial commercial value.
(b)    Design Rights. Contractor and DSEC reserve to themselves, as separate parties and collectively, all right, title and interest in and to the Vessel Design, and each reserve the right to use and the right to sell the Vessel Design.
(c)    Purchaser’s Limited Use of Vessel Design. Purchaser shall use those portions of the Vessel Design required to be provided by this Contract solely for the operation, maintenance, and repair of the Vessels. Purchaser shall only disclose the Vessel Design to third parties whose names and identity have been provided to and approved by Contractor, in advance, and ONLY as reasonably required for such purposes and subject to a nondisclosure agreement on terms no less stringent than those contained herein, which nondisclosure agreement names Contractor and DSEC as third party beneficiaries. Contractor shall respond to any request for approval of any such third party within ten Business Days. Purchaser shall not disclose any portions of the Vessel Design in whole or in part so as to enable third parties to construct, or have constructed, a vessel of the same design as the Vessels, and any nondisclosure agreement required under this Article 10(c) with a third party shall prohibit such third party from using any portions of the Vessel Design in whole or in part to construct, or have constructed, a vessel of the same design as the Vessels. For purposes of this paragraph, “third parties” shall not include Purchaser’s outside legal counsel, accountants or auditors, ABS, USCG, and any other U.S. or international regulatory body or agency.
(d)    Purchaser-Furnished Design. If Purchaser furnishes design or engineering data relating to the Vessels to Contractor (“Purchaser-Furnished Data”), all such design and engineering data shall be the sole intellectual property of Purchaser to the extent owned by Purchaser and shall otherwise retain its licensing and other rights with respect thereto. Contractor shall use such design or engineering data solely for the purpose of performing this Contract. Unless otherwise directed by Purchaser, Contractor shall take all reasonable precautions to maintain, in confidence, all such data provided by Purchaser other than data

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

which is known to Contractor at the time provided to be of a non-proprietary nature, or data which is, or becomes, available to Contractor from sources other than Purchaser, or data that is independently developed by Contractor, or its affiliates, agents and representatives without reference to Purchaser-Furnished Data. Contractor shall not be precluded from disclosing to third persons Purchaser-Furnished Data which may be necessary for the prosecution of the Contract Work, provided only that, in making such disclosures, Contractor shall impose upon such third persons restrictions relating to the safeguarding to the same extent as have been imposed on the Contractor.
(e)    Transfer of Design Rights. Contractor grants to Purchaser a limited use license to the Specifications and Vessel Drawings and to the Basic and Detail Drawings provided by DSEC only for the purposes of the operation, maintenance and repair of the Vessels. Contractor agrees to grant to any subsequent purchasers of any of the Vessels the same rights to use those portions of the Vessel Design as are granted to Purchaser under this Contract in case of any sale or assignment of any Vessels by Purchaser pursuant to the ASSIGNMENT Article 31 and in the case of any subsequent sale or assignment of any Vessel thereafter. For the avoidance of doubt, Purchaser shall not be precluded by this Article 10(e) from disclosing to third parties Specifications and Vessel Drawings and the Basic and Detail Drawings provided by DSEC that may be necessary or desirable for the operation, maintenance and repair of the Vessels or from otherwise exercising its rights under this Contract, provided that Purchaser shall impose upon such third parties restrictions relating to the safeguarding, distribution and use of the Vessel Design to the same extent as have been imposed on the Purchaser under this Article.
(f)    Intellectual Property. Except as otherwise provided in this Article 10, Purchaser agrees that Contractor shall be the owner of all inventions, technology, designs, works of authorship, mask works, technical information, computer software, business information and other information conceived, developed or otherwise generated in the performance of this Contract by or on behalf of Contractor. Purchaser assigns and agrees to assign all right, title, and interest in the foregoing to Contractor, including without limitation all copyrights, patent rights, trade secret rights and other intellectual property rights and further agrees to execute, at Contractor’s request and expense, all documentation necessary to perfect title in such materials in Contractor. Notwithstanding the foregoing, this Article 10(f) shall not include, and Purchaser shall retain all rights, title and interest in and to, any inventions, technology, designs, works of authorship, mask works, technical information, computer software, business information and other information that are conceived, developed or otherwise generated solely by Purchaser and in Purchaser’s confidential and proprietary information.

11        REGULATORY BODY REQUIREMENTS

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    Regulatory Requirements. Contractor and Purchaser acknowledge and agree that the Contract Work is subject to certain state, federal and international conventions, statutes, regulations, classification rules, standards, interpretations, and practices (“Regulatory Requirements”).
(b)    Regulatory Bodies. Contractor and Purchaser acknowledge and agree that the Regulatory Requirements are administered by federal, state and local government agencies, organizations, societies, other authoring organizations of Regulatory Requirements and ABS (collectively, “Regulatory Bodies”).
(c)    Compliance. [*] Contractor shall comply with the Regulatory Requirements as administered by the Regulatory Bodies, notwithstanding that there may be shown in or on any Vessel Drawings or Design Products or set out in the Specifications contradictory requirements for any item of Contract Work, and notwithstanding any approvals shown upon said Vessel Drawings and Design Products, subject, however, to the following:
(1)    If the Specifications specifically require work in excess of that required by a Regulatory Requirement enacted or adopted by a Regulatory Body, such specifically required work shall be performed by Contractor, at its expense, as Contract Work required by this Contract;
(2)    If the Specifications require work which is less than that which was required by a Regulatory Requirement enacted or adopted by a Regulatory Body on or before the Effective Date, Contractor shall perform, at its expense, the work required by the Regulatory Body as Contract Work required by this Contract;
(3)    If the Specifications require work that is less than the work required by any Regulatory Requirements which have been enacted on or before the Effective Date by a Regulatory Body, even if said Regulatory Requirements come into effect at a future date (including any work required by regulation, order, rule or standard, change in interpretation or practice by the local or national office of a Regulatory Body), Contractor shall perform the work required by those Regulatory Requirements at its expense as Contract Work required by this Contract; and
(4)    If the Specifications require work that is less than that required by any Regulatory Requirement enacted, adopted or issued by a Regulatory Body after the Effective Date (including any work required by any statute, law, regulation, order, rule or standard, and change in interpretation or practice by the local or national office of a Regulatory Body) or that required by any other action or interpretation enacted, adopted or issued after the Effective Date that changes or deviates from the Regulatory Requirements existing on or prior to the Effective Date, Contractor shall perform the required work, but if said requirement causes Change Impact, the Contract Base Price, Key Performance Requirements, and Vessel

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Contract Delivery Dates shall be adjusted pursuant to the provisions of the CHANGES Article 6 and the Parties shall executed a Change Order to reflect same.
(d)    The Contractor shall notify Purchaser pursuant to the CHANGES Article 6 if it learns at any time of an implemented or prospective change in Regulatory Requirements that is, or might, apply to any of the Vessels under construction or to be constructed under this Contract. Contractor shall be responsible for implementing any change in the Specifications necessary to incorporate such change in Regulatory Requirements, in accordance with Article 6.

12        RESERVED

13        MATERIAL AND WORKMANSHIP

(a)    Material and Workmanship Standards. Unless otherwise specifically provided in the Specifications, all workmanship shall be of commercially acceptable quality suitable for marine use, and all machinery, equipment, material, and supplies incorporated in each Vessel shall be new, with no more than normal production repair of any manufacturing Deficiencies, and a suitable grade for their purpose. Any operating machinery and equipment shall be accepted by Purchaser with the wear or other characteristics normally associated with operation of that type of machinery or equipment (e.g., minor scratches of exterior paint); provided, however, that if any scratch penetrates the steel substrate, Contractor shall touch up same before Delivery. Other than as may be necessary in Contractor’s opinion for operational testing, machinery and equipment on board or to be installed on any Vessel shall not otherwise be used by Contractor.
(b)    Minor Repairs to Material. Contractor shall be responsible for the adequacy of any minor repairs to material, provided in all cases that such repairs shall be performed in a manner such that the repaired material shall not adversely affect or impact any Vessel’s safe operation or performance or limit any Vessel’s ability to trade. Contractor shall be responsible for obtaining any necessary ABS survey and approval of repaired materials that require classification.
(c)    Purchaser Questions Regarding Material Condition. If Purchaser has reason to question the condition or origin of an item of machinery, equipment, material or supplies, Contractor shall furnish information concerning the condition, origin and history of that item. For those items surveyed by ABS, its acceptance of the condition, origin and history of that

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

item shall eliminate any need for further response to any Purchaser question regarding condition or origin.

14        INSPECTION

(a)    Inspection. Contractor shall develop and provide to Purchaser a “Major Milestone Schedule” for all material, machinery, equipment and workmanship with respect to each Vessel that shall be subject to tests, trials or inspection by the Purchaser’s Representatives. Contractor shall provide Purchaser with such schedule for its review at least 90 days prior to the commencement of the construction of such Vessel and thereafter with updates of such schedule as appropriate. Purchaser’s Representatives shall have the right to attend all tests, trials and inspections as described below in paragraphs (b) and (c). Any Deficiencies (as defined in the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18) or conditions that will result in changes to the Major Milestone Schedule discovered during tests, trials or inspections shall be promptly reported to Contractor in writing.
(b)    Inspection at Shipyard. Contractor shall provide and maintain, throughout the term of this Contract, a Quality Management System that, at a minimum, adheres to the requirements of ANSI/ISO/ASQ 9001:2008 Standard for Quality Management Systems, for design, development, production, installation and servicing conducted under this Contract. During all working hours during the construction and until Delivery of each Vessel, Purchaser’s Representative shall have the right to free and ready access to such Vessel and its machinery, equipment and other materials and to any place where work is being done, or materials, machinery, equipment or other materials are being processed or stored, in connection with the construction of such Vessel, including the yards, workshops, stores and offices of Contractor, and the premises of any subcontractors of Contractor who are doing work or storing such machinery, equipment or other materials in connection with the construction of such Vessels. Inspections shall be performed in accordance with the procedures documented in Contractor’s Quality Management System, a copy of which shall be provided to Purchaser no later than ten (10) days after the Effective Date. Contractor shall provide Purchaser and Purchaser’s Representative with an inspection schedule by 3:00 PM on the day prior to scheduled inspections at the Shipyard during either the first or second shifts of production operation.  For weekend or Contractor holiday inspections, the schedule will be provided by 3:00 PM on Friday or, for holidays, the Business Day preceding the holiday.  Contractor reserves the right to make minor modifications to the inspection schedule after it is provided. In any case, Contractor shall give Purchaser and Purchaser’s Representatives (or their local designees) reasonable notice of all such tests, trials and inspections to enable Purchaser and Purchaser’s Representative to attend them.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)    Inspection at Subcontractor’s Facilities.
(1)    The machinery, equipment and other materials supplied by DSEC shall be subject to inspection and testing by the on-site Purchaser’s Representatives or their local designees, ABS, and any Regulatory Bodies having jurisdiction over the Vessels or their components at all places and reasonable times, including, but not limited to, the Shipyard after Delivery there and the facilities of Contractor’s subcontractors and the facilities of its and such subcontractors’ suppliers.
(2)    Purchaser shall advise Contractor of those tests and inspections that it desires to witness at Contractor’s suppliers’ facilities. Purchaser’s request for such inspections and tests shall be provided to Contractor within 60 days after provision of the Maker’s List as specified in the MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES Article 20. Contractor shall provide to Purchaser advance notification a minimum of 21 days prior to the date for such inspections and testing.
(3)    Purchaser’s Representatives shall advise the Contractor in writing, as described in paragraph (f) of this Article 14, of any Deficiencies in workmanship, material, machinery or equipment discovered in any item inspected at a subcontractor’s facility. Contractor shall promptly notify the subcontractor of such reported Deficiency. Should the Contractor not agree with Purchaser’s Representatives in such respect, then either the Contractor or the Purchaser may:
(i) seek an opinion of the Chief Surveyor of ABS in Busan, Korea, assigned to this project, if such alleged Deficiency relates solely to a Design Product or classification of any Vessel; or
(ii) for any other alleged nonconformity including any that relates to construction, workmanship and materials, Contractor and Purchaser shall use the process described in Article 33 DISPUTES.
The Contractor may invite the affected subcontractor’s representative to participate in the resolution of these issues.

(4)    Purchaser and Contractor each shall bear its own costs for participation in any tests or inspections.
(d)    Contractor Support. Upon Purchaser’s request, Contractor shall furnish facilities, without additional charge to Purchaser, pursuant to PURCHASER USE OF CONTRACTOR FACILITIES Article 36, as may be necessary for the safe and convenient administration of the inspection and test oversight that may be required by the Purchaser’s Representatives.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)    Purchaser’s Representatives. Purchaser shall have the right to designate on-site representatives (“Purchaser’s Representatives”) who shall be and shall act as agents of Purchaser, having the authority to make decisions or express opinions on behalf of Purchaser to Contractor promptly on all problems arising during the course of, or in connection with, construction of the Vessels in a manner that ensures utmost cooperation with Contractor in the construction process. Purchaser shall notify Contractor of the names of individuals that it has designated as its Purchaser’s Representatives in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42, who shall be reasonably acceptable to Contractor (such acceptance to be withheld only if a particular Purchaser’s Representative is unsuitable due to lack of experience or competence) and who have been vetted by Contractor prior to their commencing work with respect to any of the Vessels. Notwithstanding the number of Purchaser’s Representatives that have been designated, only up to [*] Purchaser’s Representatives may be on site at the same time in any single facility of Contractor or its subcontractors. For the avoidance of doubt, Purchaser’s Representatives may be rotated in and out of any single facility of Contractor or its subcontractors as long as the other conditions of this paragraph are met.
(f)    Documentation of Deficiencies. Purchaser shall advise the Contractor in writing of alleged Deficiencies coming to Purchaser’s attention through its Purchaser’s Representatives promptly, and in any event at least within 48 hours, after Purchaser first becomes aware of any such alleged Deficiencies. The written notification of the Purchaser’s Representatives and the opinions rendered on behalf of the Purchaser shall not alter or diminish the responsibility of Contractor with regard to the time and Delivery and quality of the Vessels, as elsewhere provided in this Contract and the Specifications. Contractor shall respond to any such notice in writing within 48 hours of receipt of notice thereof from Purchaser or Purchaser’s Representatives.
(1)    Contractor shall correct at its expense those Deficiencies in workmanship, material, machinery or equipment reported by Purchaser that Contractor agrees to be such, or are determined to be Deficiencies under the DISPUTES Article 33 or otherwise in accordance with the terms of this Contact. Contractor shall have no obligation to correct alleged Deficiencies that are determined under the DISPUTES Article 33 or otherwise in accordance with the terms of this Contact not to be such.
(2)    Deficiencies in workmanship, material, machinery or equipment shall be documented and tracked using the procedures established in the Contractor's Quality Management System, including, but not limited to, Task Card processes, Liaison Engineering Disposition Sheet (“LED”) processes, Guaranty Deficiency Report (“GDR”) process, and Material Problem Report (“MPR”) processes. Purchaser shall respond promptly to all Task Cards presented for signoff.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(3)    If any Deficiency cannot be satisfactorily corrected, the material, machinery or equipment shall be replaced by Contractor with proper new material, machinery or equipment without any adjustment to the Contract Base Price, unless such material, machinery or equipment shall have been furnished by Purchaser, in which case the correction or replacement of such deficient material, machinery or equipment, or re-performance of workmanship, if performed by Contractor, shall be treated as a Change proposed by Purchaser under the CHANGES Article 6 unless such Deficiency was caused by Contractor through improper handling, installation or failure to protect such material, machinery or equipment during construction. For workmanship, material, machinery and equipment governed by the requirements of ABS or a Regulatory Body, ABS or such Regulatory Body, as the case may be, shall be the final authority on acceptability.
(4)    In the event that the Purchaser’s Representatives advise the Contractor that they have discovered a Deficiency in construction, workmanship or materials that they believe does not, or will not, conform to the requirements of this Contract and/or the Specifications and the Contractor does not agree with the view of those Purchaser’s Representatives in such respect, then the Contractor may seek an opinion of the on-site Chief Surveyor of ABS assigned to this project if such alleged nonconformity relates solely to the classification of such Vessel, in which case the decision of the Chief Surveyor shall be final. In all other cases, either Purchaser or Contractor may use the process described in Article 33 DISPUTES.
(5)    Contractor’s subcontractors routinely perform work in its shipyard. For any alleged nonconformity related to work performed by a subcontractor, Contractor may invite that subcontractor’s representative to participate in the activities surrounding the resolution of the matter.

(g)    No Delay or Interference. Purchaser shall perform inspections and witness tests (including factory acceptance tests, off-site inspections and re-inspection of corrected work) in a manner that does not delay the Contract Work.
(1)    In cases where the Purchaser does not attend scheduled inspections that are held within two (2) hours of the scheduled inspection time, Purchaser waives its right to attend such inspection; provided, however, that such waiver shall not relieve Contractor of its obligations under this Contract. If Purchaser does not attend an inspection, the inspection will be performed on behalf of the Purchaser by Contractor’s Quality Assurance Department, applicable trade supervision or Regulatory Body, and Purchaser shall be notified of the results thereof.
(2)    Contractor shall not schedule testing so as to place an undue time burden on Purchaser’s Representatives who are available to witness testing. Contractor shall make all reasonable efforts to schedule Shipyard inspections and tests on weekdays during the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

first shift. However, Purchaser shall provide Purchaser’s Representatives for second and third shift and weekend inspections as required to support construction schedules.
15        SUBCONTRACTORS

Contractor may employ subcontractors for components or work as it sees fit under the Contract; provided, however, that Contractor shall remain responsible for the completion of all such components and work in accordance with the terms of this Contract. Contractor will ensure that any subcontractor utilized performs all work to standards no less than those specified in this Contract and the Vessel Design and Specifications, and Contractor shall remain liable for any failure by any subcontractor to so perform.

16        ITEMS FURNISHED BY PURCHASER

(a)    General. Contractor shall, as part of the Contract Price, receive, store, protect, insure and install aboard the Vessels all of the items furnished by Purchaser as required by the Specifications. Contractor shall not be deemed to have extended any guaranty as to material, machinery or equipment furnished by Purchaser other than the guaranty set forth in the CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19 in respect of workmanship for the required installation. Contractor or its insurers shall be liable to Purchaser for any damage to or loss of the items furnished by Purchaser occurring during Contractor's custody thereof, solely to the extent not caused by the acts or omissions of Purchaser, up to the value declared by Purchaser to Contractor for inclusion in Contractor’s insurance program pursuant to the CONTRACTOR’S INSURANCE Article 21.
(b)    Installation and Operation Instructions. Purchaser shall provide drawings, technical manuals, or other installation and/or operation instructions for any item furnished by Purchaser. Purchaser warrants the instructions provided are suitable for installation and use of each item in the Vessels. Contractor shall be responsible for installing and operating the items in accordance with the provided instructions. Contractor shall notify Purchaser of a discrepancy, error, or omission discovered in such instructions or of their absence promptly, and in any event within 72 hours of learning thereof.
(c)    Contractor’s Objection. Contractor may object to items furnished by Purchaser that are, in Contractor’s reasonable judgment, unsuitable or in improper condition for installation on the Vessels. At Purchaser’s expense, Purchaser shall replace, adjust or repair such items. Alternately, Purchaser may elect to request Contractor to install the original item on the Vessel, in which case the Parties shall prepare a Contract Change and Contractor

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall install such original item, but Purchaser shall be responsible for the consequences of such installation.
(d)     Delivery Delays. The Vessel Contract Delivery Date shall be extended for each Vessel impacted by one or more of the following causes.
(1)    The Vessel Contract Delivery Date shall be extended for any period of time that the Contractor is delayed as a result of incorrect or missing installation or operating instructions relating to items furnished by Purchaser, provided that Contractor promptly advised Purchaser of such incorrect or missing information. The Contractor shall be compensated for any additional costs incurred to correct either the design and installation or items needing repair as a result of incorrect instructions provided by Purchaser pursuant to paragraph (b) of this Article 16.
(2)    The Vessel Contract Delivery Date shall be extended for the period of time required for the replacement, adjustment or repair of items furnished by Purchaser to which the Contractor objects under this Article.
(3)    In the event that any item furnished by Purchaser for any Vessel are not delivered to Contractor when required, the Vessel Contract Delivery Date for such Vessel shall be extended for the period of such delay in Contract Work caused by such delay in delivery of such item, and Purchaser shall pay Contractor for all documented costs, if any, reasonably incurred by reason of such delay unless such delay is the result of Force Majeure. The documented costs shall be in accordance with Contractor’s established cost accounting procedures, as documented in Contractor’s approved Cost Accounting Disclosure Statement (“Disclosure Statement”) used for Contractor’s contracts with the United States Government.

17        TRIALS

(a)    Expenses of Trials and Tests. Each Vessel shall undergo the trials and tests provided by the Specifications and this Contract. Reasonable expenses of such trials and tests, including subsistence and lodging of Contractor’s and Purchaser's Representatives necessary to be on the Vessels for the trials and tests, shall be borne by Contractor and included in the Contract Price. All such expenses of persons on the Vessels not necessary for the trials and tests (which shall not include Purchaser’s Representatives, the Vessel’s captain, chief engineer and two other senior officers), but who are on board pursuant to written request of Purchaser, shall be borne by Purchaser.
(b)    Trials Schedule.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(1)     Contractor shall submit a schedule of trials and tests to Purchaser at a reasonable time, which shall be at least 30 days in advance, before each Vessel is ready for trials and tests.
(2)    The sea trials for each Vessel shall be carried out under weather conditions deemed favorable enough in the reasonable judgment of Contractor, but in no event in sea conditions above 4 on the Beaufort wind force scale. In the event of unfavorable weather on the date specified for the sea trials for any Vessel, such sea trials shall take place on the first available day thereafter that the weather condition permits. It is agreed that, if during the sea trials of any Vessel, the weather should suddenly become so unfavorable that orderly conduct of the sea trial run can no longer be continued, such sea trial run shall be discontinued and postponed until the first favorable day next following, unless Purchaser shall assent in writing to acceptance of the Vessel on the basis of the sea trial already made before such discontinuance has occurred.
(c)    Additional Trials. If, during the trials required by this Contract, there shall be any material failure of any Vessel to meet the requirements of this Contract that requires a Vessel to be underway to demonstrate correction of such failure (including, without limitation, Service Speed ), Contractor shall, after corrective action is taken, make further trials, sufficient in number reasonably to demonstrate such Vessel's compliance with the requirements of this Contract. Contractor shall not be entitled to an adjustment in the Contract Base Price for the costs of additional trials required by this Article, except with regard to any further trial made necessary solely due to actions or omissions of Purchaser or by the failure of machinery, equipment or material furnished by Purchaser.
18        POST-TRIAL INSPECTION AND ACCEPTANCE

(a)    Definition. “Deficiencies,” as used in this Contract, shall mean any material failure of the material, machinery, equipment, or workmanship of the Vessel such that it does not comply with the Specifications and the other terms of this Contract. Such Deficiencies exclude any and all designs, specifications, material, machinery or equipment furnished by Purchaser and, after Delivery of any Vessel, any routine and ordinary maintenance of the Vessel.
(b)    Correction of Deficiencies. After completion of the trials required by this Contract, each Vessel shall be returned to the Shipyard, where Contractor shall at its own expense correct all Deficiencies. Contractor shall be responsible for correction of Deficiencies in items provided by Purchaser only in those instances when Contractor is responsible under the provisions of the ITEMS FURNISHED BY PURCHASER Article 16. Otherwise, Purchaser shall be responsible for correction of Deficiencies in such items and any resulting damages as provided in that Article.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)    Machinery or Equipment. If the performance of machinery or equipment during trials is questioned by ABS or a Regulatory Body, or by both Purchaser and Contractor, or exhibits performance out of parameters as designated by the OEM, such machinery or equipment shall be opened for post-trials inspection. Contractor shall correct Deficiencies, if any, found as a result of such inspection, and thereafter such machinery or equipment shall be closed, connected, and satisfactorily tested, with all associated opening, inspection, correction and testing costs borne solely by Contractor. If performance of machinery or equipment during trials is questioned only by Purchaser, Contractor shall open such machinery or equipment for inspection. If Deficiencies are found as a result of such inspection, Contractor shall correct such Deficiencies and thereafter such machinery or equipment shall be closed, connected, and satisfactorily tested, with all associated opening, inspection, correction and testing costs borne solely by Contractor. However, if such machinery or equipment is found to be without any Deficiency as a result of such inspection, Contractor shall be entitled to payment by Purchaser for Contractor’s reasonable documented costs in performing the inspection. Such costs shall be in accordance with Contractor’s established cost accounting procedures, as documented in Contractor’s Disclosure Statement.
(d)    Acceptance of Vessel. When a Vessel is Substantially Complete, upon tender by Contractor, Purchaser shall accept the Vessel and countersign the Delivery Certificate, which shall list any still-outstanding Deficiencies and any other incomplete Contract Work and the terms (including, without limitation, the amount to be withheld from the Contract Price) upon which such remaining Contract Work will be completed by Contractor.
(e)    Damages in Lieu of Correction. The Parties may stipulate monetary payments by Contractor to Purchaser in lieu of the correction of any Deficiencies and any other incomplete Contract Work with respect to any Vessel that does not in any way affect the status of such Vessel being Substantially Complete. Such Deficiencies can be either those remaining incomplete at Delivery or those discovered pursuant to the CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19.

19        CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES LIABILITY

(a)    Contractor Guaranty. Contractor guarantees each Vessel for a period of 12 months from its date of Delivery (“Guaranty Period”) against all Deficiencies (as defined in the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18) that are discovered prior to the expiration of the Guaranty Period (including any extensions thereof) and reported to Contractor within thirty (30) days after the expiration of the Guaranty Period (including any extensions thereof). Contractor’s sole responsibility for any such Deficiency shall be to repair

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or replace, in Contractor’s sole discretion, such Deficiency at Contractor’s cost. This guaranty shall not extend to expected ordinary wear and tear or natural events, nor shall it apply to the extent that the Deficiency was caused or aggravated by the negligence or other improper act of the Purchaser or any third party, including the Vessel operator. This guaranty shall not extend to items furnished by Purchaser, but it shall extend to damage to items furnished by Purchaser caused by Contractor’s improper handling, storage, or installation of such items, when such handling, storage, or installation was not in conformance with the instructions provided by Purchaser pursuant to paragraph (b) of the ITEMS FURNISHED BY PURCHASER Article 16 , such nonconformance to be determined by Contractor subject to objection by Purchaser under the DISPUTES Article 33.
(b)    Further Guaranty. Contractor guarantees the workmanship and material of the repairs or replacements made under the guaranty in paragraph (a) of this Article for a further period of six months from the date of completion of such repair or replacement, or to the end of the Guaranty Period, whichever is later, and, if necessary, this further period shall be further extended for an additional six months if the Deficiency requires additional repair, replacement or re-performance, provided that the aggregate of the Guaranty Period and any such further periods shall not exceed 24 months from the Vessel’s date of Delivery.
(c)    Direct Guaranty Support of Purchaser’s Affiliates or Bareboat Charterers of Vessels. Purchaser may elect in its sole option to have Contractor provide Guaranty support under this Contract directly to its affiliates that take Delivery of a Vessel under this Contract and/or the bareboat charterers of the Vessels Delivered under this Contract; provided, however, that each such affiliate and/or bareboat charterer shall assume in a writing provided to Contractor all rights and obligations of Purchaser under this Contract associated with any and all Guaranty obligations, including without limitation all timing provisions, provisions associated with making Vessels available for Guaranty work, and all provisions associated with the release of any funds held in Escrow except they will direct Purchaser (which shall remain obligated with respect to such provisions) to authorize the release of any funds held in Escrow in accordance with this Agreement. Purchaser shall provide Contractor with the name of any such affiliate or bareboat charterer at least thirty days prior to Delivery Date for the affected Vessel.
(d)    Assignment of Subcontractor and Vendor Guarantees. Upon expiration of the Guaranty Period, Contractor shall assign to Purchaser all rights and privileges of Contractor in any continuing or extended guarantees and warranties provided by Subcontractors, machinery or equipment suppliers and vendors of machinery, equipment and materials, if any, used in construction of the Vessel. Such assignments shall not alter or extend Contractor's responsibilities and guarantees. Copies of all third-party vendor and supplier guaranties and warranties that extend beyond the expiration of the Guaranty Period shall be provided by Contractor to Purchaser on or prior to Delivery of each Vessel.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)    Notification of Deficiencies. Purchaser shall notify Contractor in writing as soon as practicable, and in any event no more than fifteen (15) days after discovery of any Deficiency falling within the provisions of this Article. Purchaser’s notice shall include such particulars as can reasonably be given as to the nature and extent of such Deficiency, the applicable Specifications or Regulatory Requirement, the date of discovery, the location of the Vessel, and the place at which the Vessel can be made available for earliest inspection by or on behalf of Contractor. As soon as practicable, Purchaser also shall furnish to Contractor copies of relevant survey or inspection reports.
(f)    Contractor’s Inspection. Upon receipt of notice of a Deficiency under paragraph (d) of this Article, Contractor may (but shall not be bound to) arrange for inspection of the affected Vessel on its own behalf at its own cost. If such an inspection is undertaken, Purchaser shall make such Vessel’s officers, crew members, log books, and any other relevant documents and information available to Contractor’s representative at the inspection. Contractor may, from time-to-time, request a subcontractor or supplier representative to inspect an item that is the subject of the notice of a Deficiency. Purchaser shall provide the same support and information to Contractor’s subcontractor or supplier for such inspection.
(g)    Correction of Deficiencies.
(1)    Purchaser, in consultation with Contractor, shall designate a reasonable time and location suitable for correction of Deficiencies with respect to each affected Vessel. At Purchaser’s sole risk and expense, and consistent with Purchaser’s commercial objectives, Purchaser then shall cause the Vessel to be available to Contractor at such time and location, ready in all respects for the corrective action. At all times during Contractor's correction of Deficiencies under this Article, Purchaser shall retain full care, custody and control of the Vessel; provided, however, Contractor shall remain responsible for its employees, agents, and subcontractors engaged to correct such Deficiencies.
(2)    Contractor shall arrange for the correction of Deficiencies and performance of any essential dismantling and reassembling at the designated location at its own expense, including transportation costs of necessary parts, machinery or equipment and all costs of attendance of suppliers' technical representatives. Any parts, machinery or equipment replaced shall on their removal become the property of, and shall be disposed of at the risk of, Contractor. Replacement parts, machinery or equipment installed in the Vessel shall upon installation and satisfactory testing become the property of Purchaser.
(3)    Purchaser shall be responsible for placing the Vessel and its machinery and equipment in proper condition for the correction of Deficiencies (e.g., emptying fluids from tanks and piping, isolation of piping and other systems) and cessation of Vessel operations as necessary to allow Contractor ready access to any Deficiency.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h)    Emergency Correction. Prior to the expiration of the Guaranty Period, if any Deficiencies reasonably require emergency correction outside the Vessel’s normal maintenance schedule, whether or not such Deficiencies require the Vessel to be dry-docked, upon written notice of the need for emergency repairs pursuant to paragraph (i) below and concurrence by Contractor, which shall not be unreasonably withheld, conditioned or delayed, Contractor shall pay the actual costs of correcting the Deficiencies reasonably incurred by Purchaser.
(1)    Prior to Contractor performing any such emergency correction of Deficiencies, Purchaser shall notify Contractor in writing of the nature of the Deficiency, the reason that emergency correction is required, and the nature of the intended correction work.
(2)    When the Vessel is taken to a facility or dry-docked solely for the purpose of correcting a Deficiency, the costs chargeable to Contractor’s account shall be limited to those costs reasonably incurred for correcting such Deficiency at such facility, including dry docking for correction of such Deficiency. If any other work that requires dry-docking is performed for or by Purchaser while the Vessel is at such repair facility or in such dry dock, Purchaser shall pay a proportional share of the dry-docking expenses and all additional expenses for such other work. All port charges, tug charges, moorage, wharfage, and fire and security watches incidental to the Vessel at the repair location shall be apportioned based on the invoiced work performed for the respective Parties.
(i)    Normal Refit Schedule. When a Deficiency is corrected as part of a Vessel’s normal refit schedule, Contractor shall not be responsible for any costs incurred to perform any other work undertaken by Purchaser as part of the Vessel’s normal refit, including, but not limited to, any port charges, tug charges, moorage fees, wharfage fees, and the cost of any fire and security watches incidental to the work performed and the Vessel being at the repair location. If the correction of a Deficiency require the Vessel to be in a dry dock, and the Purchaser has to place the Vessel in dry dock for other work that it desires to have performed at the facility, the one-time cost to dry dock the Vessel shall be apportioned based on the cost of all of the invoiced work performed while the Vessel is in dry dock and an apportioned daily fee for those days during which the Contractor is performing work to correct the Deficiency that required the Vessel to be in the dry dock.
(j)    Guaranty Engineer. Contractor shall have the right, at its sole risk and expense, to place a guaranty engineer on board each Vessel at any time during the Guaranty Period as Contractor deems appropriate (“Guaranty Engineer”). Such Guaranty Engineer shall act as Contractor’s representative and liaison between Purchaser and Contractor.
(1)    Purchaser may reasonably request deployment of Contractor's Guaranty Engineer, and such request shall not be unreasonably denied by Contractor.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(2)    The Guaranty Engineer shall comply with Purchaser's (or ship operator’s) rules while on board the Vessel. Purchaser shall not request the Guaranty Engineer’s guidance, suggestions or advice concerning operation of the Vessel. Purchaser shall grant Contractor’s Guaranty Engineer reasonable access to the Vessel and reasonable assistance in performing his/her duties.
(3)    Purchaser shall provide Contractor’s Guaranty Engineer with suitable accommodations and messing at no charge to Contractor. Contractor shall be responsible for payment of the costs of personal accident insurance, wages and repatriation costs for its Guaranty Engineer.
(k)    LIMITATION OF LIABILITY.

(1)    [*], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES OR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, FUTURE SALES, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION), ARISING UNDER OR DIRECTLY OR INDIRECTLY RELATING TO THIS CONTRACT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, EQUITY, OR WHEN THE DAMAGES ARE ALLEGED TO BE CAUSED BY TORTIOUS CONDUCT, BREACH OF WARRANTY OR ANY OTHER THEORY, WHATSOEVER, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY THAT SUCH DAMAGES COULD OCCUR.
(2)    [*], IN NO EVENT SHALL CONTRACTOR’S TOTAL AGGREGATE LIABILITY FOR EACH VESSEL EXCEED THE GREATER OF [*] OR [*]; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY DAMAGES CAUSED BY ANY MATERIAL MISREPRESENTATION OR FRAUDULENT CONDUCT OF CONTRACTOR. THE FOREGOING LIMITATION OF CONTRACTOR’S LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF EITHER PARTY’S REMEDIES AVAILABLE UNDER THIS CONTRACT, AT LAW OR IN EQUITY. CONTRACTOR HEREBY REPRESENTS AND WARRANTS TO PURCHASER THAT [*].
(3)    EXCEPT FOR THE PAYMENT OF MILESTONE PAYMENTS FOR CONTRACT WORK THAT HAS BEEN COMPLETED BY CONTRACTOR, IN NO EVENT SHALL PURCHASER’S TOTAL AGGREGATE LIABILITY [*] FOR EACH VESSEL EXCEED THE GREATER OF [*] PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY DAMAGES CAUSED BY ANY MATERIAL MISREPRESENTATION OR FRAUDULENT CONDUCT OF PURCHASER. THE

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FOREGOING LIMITATION OF PURCHASER’S LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF EITHER PARTY’S REMEDIES AVAILABLE UNDER THIS CONTRACT, AT LAW OR IN EQUITY.
(l)    EXPRESS GUARANTEES EXCLUSIVE. THE EXPRESS GUARANTEES OF CONTRACTOR, AS SET FORTH IN THIS CONTRACT, ARE THE EXCLUSIVE GUARANTEES OF CONTRACTOR AND ARE IN LIEU OF, AND PURCHASER HEREBY WAIVES, ALL OTHER GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE AND INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OF THIRD PARTY RIGHTS.
(m)    Deficiencies Not Timely Discovered or Reported. Contractor shall not be liable for any Deficiencies, whether latent or patent, that are not discovered prior to the expiration of the Guaranty Period (including any extensions thereof) or are not reported to Contractor within thirty (30) days of the expiration of the Guaranty Period (including any extensions thereof).

20        MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES

(a)    Spare Parts, Tools and Supplies. The Contract Price includes the cost of the class spares set forth in the Specifications.
(1)    Any spares, parts, tools, special tooling (unless normally furnished with the machinery or equipment by the maker thereof to maintain such machinery or equipment) and supplies that are not identified in this Article are not included in the Contract Work.
(2)    Contractor shall provide Purchaser, within 90 days after the Effective Date, with offered lists of spares, and one- and three-year manufacturer’s recommended lists of spares and pricing from the selected makers referred to in the Maker’s List. Should Purchaser elect to purchase the one-year spares from Contractor, it shall be handled as a Contract Change pursuant to CHANGES Article 6.
(b)    Maker’s List
(1)    Within 90 days of the Effective Date, Contractor shall provide to Purchaser the Maker’s List identifying those suppliers that Contractor has chosen (the “Maker’s List”). Purchaser may request that Contractor use suppliers other than those chosen by Contractor or not otherwise listed on the Maker’s List. These requests shall be considered as a Non-Essential Change under the CHANGES Article 6.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)    Fuels, Lubricants and Consumables Before Delivery. The Contract Base Price includes all fuels used on trials. All lubricants and related liquid consumable stores for the machinery and piping systems, including without limitation lubricating oil sump tanks and hydraulic oil sump tanks, which shall on Delivery be prepared as required for normal operation of the Vessel, shall be selected and supplied by Purchaser in accordance with ITEMS FURNISHED BY PURCHASER Article 16; provided, however, that the maker and type of lubricants and consumable stores will conform to the original equipment manufacturer’s recommendations.
(d)    Fuels, Lubricants and Consumables After Delivery. Contractor shall sound all fuel and lubricant stowage and service tanks within 24 hours prior to Delivery, in the presence of a Purchaser’s Representative. Based on such soundings, Purchaser shall pay for all fuels remaining on-board each Vessel at Delivery, other than as specified in paragraph (c) above, at the prices paid by Contractor and in accordance with Contractor’s Disclosure Statement. Based on such soundings, Contractor shall pay for all lubricants and related liquid consumable stores consumed on each Vessel prior to Delivery, at the prices paid by Purchaser.
21        CONTRACTOR’S INSURANCE

(a)    Property Insurance. From the time that the first machinery, material or equipment for inclusion as part of each Vessel enters the Shipyard, and until the laying of the keel of the Vessel, Contractor, at its expense, shall keep all such machinery, material and equipment, including all items furnished by Purchaser to the extent that Purchaser has declared the value of such items to Contractor, insured at all times under Contractor’s existing property insurance policy.
(b)    Builder’s Risk Insurance.
(1)    Requirement. From the time of the laying of the keel of the Vessel, and until Delivery of the Vessel, Contractor, at its expense, shall keep each Vessel and all machinery, material and equipment to be installed in the Vessel, including all items furnished by Purchaser to the extent that Purchaser has declared the value of such items to Contractor, insured at all times under an all-risk form Marine Builders Risk policy, acceptable to Purchaser (such acceptance not to be unreasonably withheld) and no more restrictive than provided under American Institute Builder’s Risk Clauses (July 1, 1973) or Institute Clauses for Builder’s Risk (June 1, 1988) or equivalent. Contractor may utilize existing policies of insurance that cover the risks listed in subparagraph (b)(2) of this Article, provided that such policies are maintained by Contractor in accordance with the provisions of paragraph (b) of this Article.
(2)    Coverage. The insurance shall cover all usual marine risks, and in particular, but without prejudice to the generality of the foregoing, shall cover:

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)    All risks of loss or damage, including earthquake, flood, volcanic eruption, hurricane, named windstorm and tidal wave, in respect of the Vessels and all machinery, material and equipment, whether at the Shipyard or Contractor’s suppliers’ premises or in transit or elsewhere, including and during launching and trials;
(ii)    Strikes, riots, civil commotions, and malicious damage;
(iii)    Collision, protection and indemnity coverage; and
(iv)    Sudden and accidental pollution.
(3)    Minimum Sum. The minimum sum insured on a per Vessel basis, and the limit of Contractor's liability, shall be the Contract Price of such Vessel, plus the value declared by Purchaser to Contractor for items furnished by Purchaser.
(c)    Other Insurance. Contractor, at its expense, shall keep and maintain in effect the following additional insurance for the duration of this Contract:
(1)    Commercial General Liability coverage to include, but not limited to, broad form property damage, personal injury, premises, completed operations and products, and contractual liability in the minimum amount of $2,000,000 per occurrence and $2,000,000 in the aggregate; and
(2)     Automobile Liability insurance with a combined single limit of $2,000,000 per occurrence for Bodily Injury and Property Damage;
(d)    Workers’ Compensation Insurance. Contractor, at its expense, shall keep and maintain an authorized program of self insurance for Worker’s Compensation and Longshore and Harbor Worker’s Compensation Act insurance conforming to the statutory requirements of the State of California and the United States of America, respectively, and including Employers Liability with minimum limits of $2,000,000 per occurrence.
(e)    Certificates of Insurance. Certificates evidencing the policies described in this Article 21, in a form satisfactory to Purchaser, shall be delivered to Purchaser within ten (10) days of the Effective Date of this Contract and renewals thereof delivered within ten (10) days after expiration of the respective policy terms. Each policy required by this Article 21 shall be underwritten by an insurance company with minimum A.M. Best ratings of "A-,VII" or equivalent and shall provide that it is primary insurance to, and noncontributing with, any other insurance carried by Purchaser. The policy referred to in paragraph (a) of this Article 21 shall be endorsed to name Purchaser and its assigns as “loss payee” as their interests may appear. The policy referred to in paragraph (b) of this Article 21 shall be endorsed to name Purchaser and its assigns as an “additional insured” and “loss payee” as their interests may appear. The policies referred to in subparagraphs (c)(1) and (c)(2) of this Article 21 shall be endorsed to name Purchaser as an “additional insured”. Notice of any cancellation of

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

required coverage or any material change in any policy required under this section shall be given in accordance with that policy’s terms and conditions.
(f)    Coverage Limits and Contractor's Liability. The insurance coverage limits stated in this Article 21 are minimum insurance coverage requirements, not limits of Contractor’s liability under this Contract. Notwithstanding the insurance policies required by this Article 21, Contractor shall remain obligated for the full and total amount of any damage, injury, expense or loss due to Purchaser in accordance with the terms of this Contract.

22        PURCHASER’S INSURANCE

(a)    Purchaser's Insurance. As a requirement for access of Purchaser's Representatives, Vessel Officers, chief engineer and crew to the Shipyard, Purchaser shall maintain at its sole cost and expense the following insurance coverage:
(1)    Commercial General Liability insurance with coverage to include broad form property damage, personal injury, premises, completed operations and products, and contractual liability with a minimum bodily injury and property damage combined single limit of $2,000,000 per occurrence and $2,000,000 in the aggregate.
(2) Automobile Liability insurance with a combined single limit of $2,000,000 for Bodily Injury and Property Damage;
(3)    California Workers' Compensation and United States Longshore and Harbor Workers' Compensation Act insurance with minimum limits of liability conforming to the statutory requirements of the State of California and the United States of America, respectively; and if Purchaser's Representatives, Vessel Officers, chief engineer or crew are to be aboard an underway Vessel for any reason, Maritime Employers Liability (Jones Act) coverage with minimum limits of liability of $2,000,000 per occurrence and $2,000,000 in the aggregate.
(b)     Endorsements; waiver of subrogation. Each policy required by this Article 22 shall be underwritten by an insurance company with minimum A.M. Best ratings of "A-VII" or equivalent and shall provide that it is primary insurance to, and noncontributing with, any other insurance carried by Contractor. The policies referred to in subparagraphs (a)(1) and (a)(2) of this Article 22 shall be endorsed to name Contractor as an “additional insured.” The policies referred to in subparagraph (a)(3) of this Article 22 shall contain a waiver of subrogation in favor of Contractor.
(c)    Certificates of Insurance. Notice of any cancellation of required coverage or any material change in any policy required under this section shall be given in accordance with that policy’s terms and conditions. Certificates evidencing such policies, in a form

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonably satisfactory to Contractor, shall be delivered to Contractor within 10 days after the Effective Date of this Contract, and renewals thereof delivered to Contractor within 10 days after expiration of the respective policy terms.
(d)    Coverage Limits and Purchaser's Liability. The insurance coverage limits stated in paragraph (a) of this Article 22 are minimum insurance coverage requirements, not limits of Purchaser's liability under this Contract. Notwithstanding the insurance policies required under this Article 22, Purchaser shall remain obligated for the full and total amount of any damage, injury, expense or loss due to Contractor in accordance with the terms of this Contract.

23        LOSS OR DAMAGE OF VESSEL

(a)    Partial Loss or Damage. In the event that any loss or damage to a Vessel prior to Delivery does not render the Vessel a total loss, actual or constructive, in accordance with the terms and conditions of the Builder’s Risk policy (“Total Loss”), Contractor shall replace or repair the Vessel as mutually agreed between the Parties. In such event, Contractor shall be liable as part of the Contract Price for the cost of such replacement or repair, but shall be entitled to apply against such costs any amounts recoverable under any insurance policy pursuant to the CONTRACTOR'S INSURANCE Article 21.
(b)    Total Loss. In the event of a Total Loss of any Vessel prior to Delivery, Purchaser or Contractor may elect to cancel the construction of such Vessel. If an election is made to cancel the construction of any such Vessel, the Party electing to cancel shall give written notice in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42, to that effect to the other Party, within thirty (30) days of the date of determination of such loss. If no election is made to cancel the construction of any such Vessel, construction and Delivery of the Vessel shall proceed in accordance with this Contract.
(c)    Insured Loss. In the event that there is a Total Loss of a Vessel prior to Delivery, and such Total Loss results from a risk covered by the insurances required under the CONTRACTOR'S INSURANCE Article 21, all of the proceeds of such insurance payable as a result of such loss shall be paid to Purchaser in amounts equal to the total payments made under this Contract plus the declared value of Purchaser-furnished items (to the extent damaged or destroyed) with the balance paid to Contractor. Such distribution shall be made without regard to whether under paragraph (b) of this Article 23 construction of the Vessel or Vessels is canceled or proceeds. If total payments made by Purchaser under the PAYMENTS Article 4 of this Contract plus the value of Purchaser-furnished items (to the extent damaged

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or destroyed) exceed the amounts collectable under Contractor's insurances, then Contractor shall promptly pay the amount of such excess to Purchaser.
(d)    Uninsured Loss. In the event that there is a Total Loss of a Vessel prior to Delivery which is not covered by insurance, and regardless of whether an election is made by Purchaser or Contractor to cancel construction of such Vessel, Contractor shall pay to Purchaser an amount equal to the total payments made or advanced under the PAYMENTS Article 4 of this Contract plus the value of Purchaser-furnished items (to the extent damaged or destroyed).
(e)    Notice of Damage. Contractor shall give written notice to Purchaser of any significant loss or damage to any Vessel occurring prior to Delivery thereof with appropriate details as soon as practicable after Contractor learns of such loss or damage. In the event of a Total Loss, Contractor shall cooperate with Purchaser and provide Purchaser such documents and information as Purchaser may reasonably request with respect to such loss or damage.

24        INDEMNIFICATION

(a)    Contractor. Contractor shall indemnify, defend and hold harmless Purchaser Group and each Vessel against all claims and demands asserted against Purchaser Group and/or such Vessel arising from the injury to or death of employees, workmen, trespassers, licensees and all other persons in, on or about the Contract Work, and from damage to or loss of property of third parties to the extent that any of the foregoing result from or are due to the act, neglect or fault of Contractor, its employees, its subcontractors or their employees.
(b)    Purchaser. Purchaser shall indemnify, defend and hold harmless Contractor and each Vessel against all claims and demands asserted against Contractor and/or such Vessel arising from the injury to or death of employees, workmen, trespassers, licensees and all other persons in, on or about the Contract Work, and from damage to or loss of property of third parties to the extent that any of the foregoing result from or are due to the act, neglect or fault of Purchaser, its employees, its subcontractors or their employees.
(c)    Exclusion. Neither Party’s indemnity obligations under this Article shall apply to any injury to or death of any person or to any damage to or loss of property of third parties occurring in connection with a Vessel after Delivery, provided that this exclusion shall not apply to any death occurring after Delivery due solely to an injury sustained prior to Delivery.

25        DEFAULT OF PURCHASER AND CONTRACTOR'S REMEDIES

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    Events of Default. Each of the following shall constitute an event of default of Purchaser under this Contract:
(1)    The failure of Purchaser to make a payment in accordance with the provisions of this Contract, and such failure is not remedied within [*] days after written notice thereof from Contractor;
(2)    Two or more consecutive late payments, and Purchaser fails to provide within [*] days after receipt of notice thereof from Contractor assurances in the form of a letter of credit, performance bond, or other credit support that is reasonably acceptable to the Contractor, that Purchaser’s chronic and persistent late payment will cease;
(3)    (i) Any court of competent jurisdiction shall enter an order, decree or judgment appointing a receiver of Purchaser or of the whole or any substantial part of Purchaser's assets or property or approving a petition filed against Purchaser for the giving of relief of any kind against enforcement of the rights of creditors, and any such order, decree or judgment is not vacated or set aside or stayed within [*] days of its entry; (ii) Purchaser shall commence, or there shall be commenced, any acts or proceedings seeking the voluntary or involuntary dissolution of Purchaser; (iii) Purchaser shall admit in writing its inability to pay its debts generally as they become due; (iv) Purchaser shall make a general assignment for the benefit of its creditors; (v) Purchaser shall consent to the appointment of a receiver for itself or of the whole or any substantial part of its assets or property; (vi) Purchaser shall file a petition in bankruptcy; (vii) Purchaser shall file a petition or answer in any proceeding under any bankruptcy act or other act or under common law or in equity in any manner seeking relief from enforcement of creditors' rights; or (viii) Purchaser shall be adjudged bankrupt in any proceeding; and
(4)    The failure of Purchaser to timely perform any other material obligation under this Contract, and such failure is not remedied within [*] days after written notice thereof from Contractor.
(b)    Rights and Remedies. Upon the occurrence of any event of default specified in paragraphs (a)(1) through (3) of this Article 25, Contractor may, at its election, and as its sole and exclusive remedy (but without prejudice to injunctive relief to implement such remedy) immediately exercise any and/or all of the following rights and remedies.
(1)    Completion and Sale of Vessel. Contractor may terminate this Contract and thereafter Contractor shall be entitled to continue construction of any Vessel not previously delivered to Purchaser and to sell such Vessel while Contract Work is in process or after completion.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)    Pending such sale, Contractor shall be entitled to retain any initial and milestone payments already paid. Any such sale may be effected by Contractor, either by public auction or by private contract, on such terms and conditions as Contractor may see fit, but Contractor shall be bound in good faith to secure the best price obtainable under the circumstances. Upon the effective time and date of any such sale, all liens and security interests of Purchaser in the Collateral (as defined in the TITLE, RISK OF LOSS, AND PROPERTY INTERESTS Article 27) shall automatically terminate and be of no further force and effect. Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release of its liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).
(ii)    In the event Contractor sells a Vessel, Contractor thereafter [*].

(iii)    In the event that Contractor elects to complete any Vessel, Contractor may negotiate the revival of this Contract with Purchaser at any time before the sale of the Vessel upon Purchaser’s providing evidence satisfactory to Contractor that the events causing Purchaser’s default have been remedied.
(2)    Abandonment of Construction. Contractor may terminate this Contract and thereafter may abandon construction of any Vessel that has been not previously delivered to Purchaser and sell such Vessel in its state of completion at the time of abandonment of construction. Any such sale may be effected by Contractor, either by public auction or by private contract, on such terms and conditions as Contractor may see fit, but Contractor shall be bound in good faith to secure the best price obtainable under the circumstances.
(i)    Contractor shall notify Purchaser in writing of its election to abandon and sell and shall thereafter [*].
(ii)    Upon the effective time and date of any such abandonment and sale, all liens and security interests of Purchaser in the Collateral (as defined in Article 27) shall automatically terminate and be of no further force and effect and Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release such liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).
(3)    Transfer of Purchaser’s Rights Under This Contract. Contractor may amend, transfer and assign Purchaser’s right, title and interest in and to this Contract, including the right to receive Delivery of and transfer title to such Vessels upon their Delivery, in a transaction on arm’s length terms, to a third party that will perform and assume all of the Purchaser’s obligations under this Contract as so amended, transferred or assigned, such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

amendment, transfer and assignment to be in accordance with provisions of this paragraph (b)(3) and otherwise in accordance with applicable law. Contractor shall be bound in good faith to secure the best price obtainable under the circumstances.
(i)    Any Assignment entered into in accordance with this paragraph (b)(3) may only be effected following the consummation of an amendment, transfer or assignment process conducted in all respects in a commercially reasonable manner in accordance with applicable law, and upon consummation of any such Assignment and the payment of the proceeds referenced below to Purchaser, the transferee shall be entitled to all rights and benefits of this Contract and the Purchaser shall not have any further interests or rights in and to this Contract as so amended by the Assignment.
(ii)    Contractor shall deliver written notice to Purchaser of its intent to pursue an assignment of this Contract in accordance with the terms of this paragraph (b)(3) of this Article (the “Assignment Notice”).
(iii)    [*].

(iv)    Nothing contained in this paragraph (b)(3), shall prohibit Contractor at any time prior to any such Assignment from terminating this Contract and pursuing its remedies under paragraphs (b)(1) and (b)(2) of this Article to the extent available.
(vi)    Upon the effective time and date of any Assignment, all liens and security interests of Purchaser in the Collateral (as defined in Article 27) shall automatically terminate and be of no further force and effect and Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release of its liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).
(c)    Power of Attorney. Purchaser hereby appoints Contractor as its attorney-in-fact following the occurrence and during the continuance of any event of default specified in paragraphs (a)(1) through (3) of this Article 25, solely to take all actions necessary or desirable to effect Contractor’s rights and remedies as described in paragraph (b) of this Article 25.
(d)    Damage Claim for other Breaches. Upon the occurrence of an event of default specified in paragraph (a)(4) of this Article 25, Contractor may immediately seek redress against Purchaser pursuant to DISPUTES Article 33.
(e)    Rights and Remedies Not Exclusive. Except for the rights and remedies set forth in paragraph (b) of this Article 25, which shall be the exclusive remedies for the events of default specified in paragraphs (a)(1) through (a)(3) of this Article 25, the rights and remedies conferred upon Contractor under the terms of this Article 25 are several and shall

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

not be exclusive of any other remedies in law or equity that might be otherwise available to Contractor upon the happening of the events of default specified in herein. The failure of Contractor to exercise any of the rights conferred upon it hereunder with respect to any event of default of Purchaser shall not constitute a waiver of any rights of Contractor with respect to any other events of default of Purchaser hereunder. If any such right is unenforceable, all other rights and remedies shall remain.
(e)    Notices. Any written notice identified in this Article shall be delivered in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42.

26        DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES

(a)    Events of Default. Each of the following shall constitute an event of default of Contractor under this Contract:
    (1) The failure of Contractor to make a payment in accordance with the provisions of this Contract, and such failure is not remedied within [*] after written notice thereof from Purchaser;
(2)    [*];
(3)    (i) Any court of competent jurisdiction shall enter an order, decree or judgment appointing a receiver of Contractor or of the whole or any substantial part of Contractor’s assets or property or approving a petition filed against Contractor for the giving of relief of any kind against enforcement of the rights of creditors, and any such order, decree or judgment is not vacated or set aside or stayed within [*] days of its entry; (ii) Contractor shall commence, or there shall be commenced, any acts or proceedings seeking the voluntary or involuntary dissolution of Contractor; (iii) Contractor shall admit in writing its inability to pay its debts generally as they become due; (iv) Contractor shall make a general assignment for the benefit of its creditors; (v) Contractor shall consent to the appointment of a receiver for itself or of the whole or any substantial part of its assets or property; (vi) Contractor shall file a petition in bankruptcy; (vii) Contractor shall file a petition or answer in any proceeding under any bankruptcy act or other act or under common law or in equity in any manner seeking relief from enforcement of creditors’ rights; or (viii) Contractor shall be adjudged bankrupt in any proceeding;
(4)    [*];
(5)    [*]; and

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(6)    [*].
(b)    Rights and Remedies. In the event of the occurrence of any one or more of the events of default specified in paragraphs (a)(1) through (a)(5) of this Article 26, Purchaser may, at its election, and as its sole and exclusive remedy (but without prejudice to injunctive relief to implement such remedy), immediately terminate this Contract on written notice to Contractor and exercise any and/or all of the following rights and remedies:
(1)    Refund of Payments with Interest. Purchaser shall have the right to demand a full refund of all amounts paid by Purchaser to Contractor under this Contract on account of any Vessel that has not been delivered and accepted by Purchaser, the return of all Purchaser-furnished items (at the sole cost and expense of Contractor) or the documented value thereof if such items have been incorporated into any such Vessel or cannot otherwise be returned to Purchaser, and the payment of any liquidated damages due for late Delivery of any Vessel, plus in each case Interest on each such amount calculated from the date such amount was paid to Contractor or due from the Contractor until the date it is paid to Purchaser, [*]. Within [*] of receipt by Contractor of such demand, Contractor shall refund to Purchaser the full amount of all sums paid by Purchaser to Contractor on account of any Vessel that has not been delivered and accepted by Purchaser, shall return to Purchaser all Purchaser-furnished items (at the sole cost and expense of Contractor) or pay to Purchaser the documented value thereof if such items have been incorporated into any such Vessel or cannot otherwise be returned to Purchaser, shall pay any liquidated damages to Purchaser for late Delivery of any Vessel, and shall pay Purchaser in each case Interest on each such amount calculated from the date such amount was paid to Contractor or due from the Contractor until the date it is paid to Purchaser.
(2)    Completion of Vessel. If Purchaser elects not to pursue its right to a refund under Article 26(b)(1) or Contractor fails to make such refund in full, Purchaser may proceed, or have its designee proceed, to have the Contract Work on any Vessel completed and for such purpose, subject to the rights of other purchasers of other vessels to be constructed by Contractor and subject to the rights and obligations of Contractor with respect thereto, Purchaser may take possession and use and occupy so much of the Shipyard and Contractor’s plant, equipment, tools, machinery, and appliances as may be needed for such purposes, without the payment of any rental or other charge therefore to Contractor, excepting, however, an equitable allocation of Contractor’s overhead costs. If Purchaser or its designee performs work at Contractor’s Shipyard, they agree to abide by all applicable safety, environmental and security rules and regulations.
(i)    Contractor hereby agrees to assure to Purchaser or its designee such use and occupancy of the said facilities and said other property of Contractor for such period of time as reasonably may be necessary for the completion of the Contract Work.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)    Contractor shall:
(A) assign to Purchaser such subcontracts and orders for material, services and supplies, including without limitation (to the extent Contractor is legally able to), all ownership and/or licensee rights in any software, drawings and technology, whether in hard copy or electronic format, as are identified to the Contract Work and to be used in the performance of said Contract Work as Purchaser may direct; and
(B) pay to Purchaser the amount by which the total cost to Purchaser of completing said Contract Work (including all amounts paid to Contractor hereunder) exceeds the total Contract Price provided in this Contract, as adjusted hereunder (including giving effect to any liquidated damages due to Purchaser under this Contract); provided, however, that in computing the amount, if any, to be paid by Contractor to Purchaser, appropriate adjustment shall be made for changes to the Contract Work subsequent to the termination of the Contract.
(3)    Sale of Incomplete Vessel. If Purchaser elects not to pursue its right to a refund under Article 26(b)(1) or Contractor fails to make such refund in full, or if Purchaser shall elect not to complete any Vessel or Vessels, Purchaser may sell any partially completed Vessel or Vessels, work-in-process, material, machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to convey them). Any such sale may be effected by Purchaser, either by public auction or by private contract, on such terms and conditions as Purchaser may see fit, but Purchaser shall be bound in good faith to secure the best price obtainable under the circumstances.
(i)    Contractor shall assign to Purchaser such subcontracts and orders for material, services and supplies, including without limitation (to the extent Contractor is legally able to), all ownership and/or licensee rights in any software, drawings and technology, whether in hard copy or electronic format, as are identified to the Contract Work and to be used in the performance of said Contract Work by any purchaser to complete any Vessel as Purchaser may direct.
(ii)    Any purchaser at any such sale shall be given reasonable time, not less than [*] days from the date of sale, within which to remove from the Shipyard any Vessel, work-in-process, material, machinery, outfit, equipment and supplies purchased.
(iii)    The proceeds of the sale shall be applied:
First, to payment of all reasonable costs and expenses, including reasonable attorney's fees, incurred by Purchaser or its successors or assigns in making such sale;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Second, to reimbursement of Purchaser for payments theretofore made by Purchaser to Contractor on account of the Vessel sold and for the cost of Purchaser-furnished items incorporated into such Vessel;
Third, to payment of any damages, demands or deficiencies owing from Contractor to Purchaser by reason of default of Contractor (including, without limitation, any liquidated damages due to Purchaser under this Contract); and
Fourth, the remaining proceeds, if any, shall belong to Purchaser.
In the event the proceeds of the sale shall not be sufficient to pay the first, second and third items, as above set forth, the difference shall be paid to Purchaser by Contractor.

(4)    Take Actions as Secured Creditor. Purchaser may exercise any rights and remedies it may have as a secured creditor with respect to Contractor and any Vessels and the related work-in-process, material, machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to convey them) and other collateral in which Purchaser has a security interest in accordance with Article 27.

(c)    Transfer of Title; Power of Attorney. In the case of any completion and sale of any complete or incomplete Vessel pursuant to this Article 26, Contractor hereby authorizes Purchaser to transfer and assign all of Contractor’s right, title and interest in and to such Vessel and the related work-in-process, material, machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to) to Purchaser or to any third-party purchaser of such Vessel and to file any documents necessary to evidence such transfer, all free and clear of any interest of Contractor in such Vessel and such related work-in-process, material, machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to). Contractor hereby constitutes and appoints Purchaser and its successors and assigns as its attorney-in-fact, coupled with an interest and with full power of substitution, to, after the occurrence and continuance of an event of default by Contractor under this Contract, take all actions necessary or reasonably incidental thereto in the name of Contractor or otherwise to make such transfer and assignment of all of Contractor’s right, title and interest in and to any such Vessel and the related work-in-process, material, machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to convey them) and any related subcontracts, orders for material, services and supplies, including without limitation (to the extent that Contractor is legally able to) all ownership and/or licensee rights in any software, drawings and technology.
(d)    Liquidated Damages Claims. In the case of any Deficiency in the actual Service Speed, the actual Deadweight Tonnage, or the actual main diesel engine Specific Fuel Oil Consumption of any Vessel, Contractor shall pay the amount of liquidated damages to Purchaser in accordance with Article 7(c). In the case of late Delivery of any Vessel [*], Contractor shall pay the amount of liquidated damages to Purchaser in accordance with Article 9(a) and 9(b).

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)    Damage Claim for other Breaches. Upon the occurrence of an event of default specified in paragraph (a)(6) of this Article 26, Purchaser may immediately seek redress against Contractor pursuant to DISPUTES Article 33.
(f)    Rights and Remedies Not Exclusive. Except for (1) the rights and remedies set forth in paragraph (b) of this Article 26, which shall be the exclusive remedies for the events of default specified in paragraphs (a)(1) through (a)(5) of this Article 26, and (2) the rights and remedies set forth in paragraph (d) of this Article 26, which shall be the exclusive remedies for the defaults specified therein, the rights conferred upon Purchaser under the terms of this Article 26 are several and shall not be exclusive of any other remedies in law or equity that might be otherwise available to Purchaser upon the happening of the events of default specified herein, and Purchaser may exercise different rights hereunder with respect to different Vessels. The failure of Purchaser to exercise any of the rights conferred upon it hereunder with respect to any event of default by Contractor shall not constitute a waiver of any rights of Contractor with respect to any other events of default by Purchaser hereunder. If any such right is unenforceable, all other rights and remedies shall remain.
(g)    Notices. Any written notice identified in this Article shall be delivered in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42.

27        TITLE, RISK OF LOSS, AND PROPERTY INTERESTS

(a)    Title. Title to each Vessel, and to the material, machinery and equipment to be incorporated into each Vessel (except machinery, equipment or material furnished by Purchaser), shall remain with Contractor until Delivery of each Vessel.
(b)    Security Interests. A first priority security interest in each Vessel and all material, machinery and equipment to be installed in or placed on board a Vessel, whether at the Shipyard or located elsewhere for use in the performance of the Contract Work, shall vest in Purchaser to the extent that Purchaser has paid therefor. No later than the Start of Construction of the first Vessel, Contractor shall execute and deliver in favor of Purchaser a security agreement granting a first priority security interest in such Vessel and all such material, machinery and equipment and any proceeds of insurance under the Uniform Commercial Code (which may be perfected by, among other things, filing a financing statement).
(c)    Scrap and Surplus Material. Title to all scrap and to any material, machinery and equipment that is surplus to the requirements of this Contract (except material, machinery and equipment furnished by Purchaser) shall remain with Contractor.
(d)    Loss. Except as may otherwise be provided in this Contract, the risk of loss or damage to each of the Vessels and to all material, machinery and equipment located at the

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Shipyard and elsewhere, but excluding Purchaser furnished materials, machinery or equipment not yet delivered to Contractor, shall remain with Contractor until Delivery of each Vessel.

28        LIENS

(a)    Contractor’s Responsibility to Resolve. At the time Contractor requests any payment under the provisions of this Contract, Purchaser may require Contractor to furnish evidence reasonably satisfactory to Purchaser showing what, if any, Liens of any kind have been claimed or asserted or may reasonably be expected to be claimed or asserted against any Vessel or any property aboard any Vessel or any Contract Work or any material at the Shipyard or elsewhere (including material furnished by Purchaser) related to the performance of the Contract Work (whether incorporated in a Vessel or not), excepting, however, those in favor of Purchaser arising out of its security interest created herein, or a claimant, other than Contractor, arising out of acts or omissions of Purchaser. Contractor shall take all actions required to the end that no Liens, of any kind arising out of the Contract Work, or on account of any claim against Contractor or against any subcontractor of Contractor performing work or furnishing material under this Contract, shall be perfected against or upon any of the Vessels or any portions thereof or any of said property, material or Contract Work. If a Lien of any kind is perfected against, or if there is any attachment upon, a Vessel or any of said property, material or Contract Work, Contractor shall promptly notify Purchaser thereof.
(1)    If such Lien does not arise out of acts or omissions of Purchaser, Contractor shall, not later than [*] days thereafter, secure the discharge or release of such Lien provided, however, that Contractor may contest such Lien or the claim upon which it is based, and shall within the time herein provided secure the discharge or release of such Lien by court order, and, if required, shall file such bond or security as the court shall require.
(2)    If release or discharge is not available under the law, Contractor shall immediately take such steps as shall prevent such claimed Lien from delaying the Contract Work and shall indemnify, hold harmless and defend Purchaser from and against all costs, charges, and damages by reason of such claimed Lien or claims or in any way attributable thereto.
(b)    Purchaser’s Right to Resolve. Notwithstanding the provisions of paragraph (a) of this Article, except with respect to matters being or proposed to be contested in good faith by Contractor, Purchaser may secure the discharge or release of such Lien in which event Contractor shall reimburse Purchaser for its costs of securing such discharge or release (which cost shall include any reasonable expenses, including reasonable attorney’s fees,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

incurred in connection therewith) by deducting such sum from any payments due or to become due Contractor under this Contract. In the event such cost is in excess of the amount of any such reimbursement by deductions, Contractor shall pay the amount of such excess to Purchaser upon demand.
(c)    Purchaser’s Right to Withhold Payment. Notwithstanding the provisions of paragraph (a) of this Article, Purchaser, without being required to secure the discharge or release of such Lien as provided in paragraph (b) of this Article, may nevertheless withhold from any payments due or to become due Contractor, unless and until such claimed Lien is released or discharged by Contractor, a sum equal to the amount reasonably determined by Purchaser to be required to secure the release or discharge of such Lien which amount may include the reasonably estimated amount of all expenses, including reasonable attorney’s fees, which might be incurred therewith. For the avoidance of doubt, Purchaser shall not be required to accept Delivery of any Vessel that is subject to any Lien (excepting, however, any Liens in favor of Purchaser arising out of its security interest created herein, or a claimant, other than Contractor, arising out of acts or omissions of Purchaser).

29        TAXES AND DUTIES

(a)    Taxes and Duties Included in Contract Price. Except as excluded by paragraphs (b) and (c) of this Article, the Contract Price includes, and Contractor shall pay when due, all United States, state, county, city and all other taxes, assessments and duties of every kind lawfully assessed or levied against or with respect to each Vessel and any material, supplies, machinery or equipment used in the performance of this Contract in connection with such Vessel (excepting, however, material, supplies, machinery and equipment furnished to Contractor by Purchaser) to the extent such taxes, assessments and duties are assessed or levied (i) prior to Delivery; or (ii) with respect to any period preceding or ending with Delivery. Contractor shall indemnify, defend, and hold Purchaser harmless from liability from the aforesaid United States, state, county, city and all other taxes, assessments and duties with respect to each Vessel and any materials, supplies, machinery or equipment used in performance of this Contract.
(b)    Sales, Use and Excise Taxes Excluded. The Contract Price expressly excludes all sales, use or other excise taxes payable by reason of transfer of such Vessel to Purchaser or by reason of Purchaser's use thereof, and Purchaser shall indemnify and hold Contractor harmless from liability for any such sales, use or other excise taxes. To the extent that there is a dispute with a taxing authority over the amount of sales, use or other excise taxes payable by reason of the transfer of such Vessel to Purchaser or by reason of Purchaser’s use thereof, Purchaser shall pay for and control the resolution of such dispute (including cases in which

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Contractor is a Party to such dispute). Contractor shall cooperate with Purchaser, including, without limitation, the filing of all necessary forms and other documents with the applicable taxing authority, to obtain the benefit of any available exemption from sale, excise, or use tax otherwise applicable to the sale or use of the Vessels covered by this Contract.
(c)    New Taxes and Duties Excluded. The Contract Price expressly excludes all United States, state, county, city and all other taxes, assessments and duties with respect to each Vessel and any materials, supplies, machinery or equipment used in the performance of this Contract that were not in effect on the Effective Date ("New Taxes and Duties"). To the extent New Taxes and Duties are imposed upon and paid by Contractor, the Purchaser and Contractor shall execute a Contract Change in accordance with the CHANGES Article 6 to compensate Contractor for the cost of such New Taxes and Duties if such New Taxes and Duties would otherwise be the responsibility of Purchaser. New Taxes and Duties shall not include a change in the amount or rate of a tax or duty in effect on the Effective Date, but shall include extension of an existing tax or duty becoming applicable to any Vessel or to any materials, supplies, machinery or equipment used in the performance of this Contract that would otherwise have been the responsibility of Purchaser or included in the Contract Base Price.

30	INDEMNIFICATION REGARDING INFRINGEMENT OF INTELLECTUAL
PROPERTY RIGHTS

(a)    Contractor hereby represents and warrants to Purchaser that, to the best of its knowledge, information and belief, none of the products or services provided by Contractor pursuant to this Agreement or the use of such products or services by Purchaser and its affiliates, and any subsequent owners of any of the Vessels, and any charterers of the Vessels infringe any patent, copyright, trademark, trade secret, or other right or violation of any license or other rights in the United States.
(b)    Contractor shall defend the Vessels, Purchaser, and its affiliates, and the directors, officers, employees, independent contractors, and agents of Purchaser and its affiliates, and any subsequent owners of any of the Vessels, and any charterers of the Vessels (collectively, “Indemnitees”), at Contractor’s sole cost and expense, against all claims, actions, suits, or other proceedings, whether civil, criminal, administrative, or investigative, (each a “Claim”) against Indemnitees alleging infringement of any United States patent, United States copyright, United States trademark, United States trade secret, or other right or violation of any United States license or other rights, based upon the products or services

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provided by Contractor pursuant to this Agreement or the use of such products or services, and shall indemnify and hold Indemnitees harmless from and against all liabilities, obligations, losses, damages, fines, penalties, claims, liens, actions (including, without limitation, enforcement actions), causes of action, suits, demands, judgments, costs, expenses and disbursements (including, without limitation, court costs and reasonable attorney’s fees and expenses) of whatsoever kind and nature (collectively, “Losses”) that may be imposed on, incurred by or asserted at any time against any of the Indemnitees arising out of or incurred in connection with such infringement. If any applicable infringement Claim is initiated, or, in Contractor’s reasonable opinion, is likely to be initiated, then Contractor shall, at its sole option and expense: (1) modify or replace the infringing part of such products or services so that it is no longer infringing, provided that the functionality of the foregoing does not change in any material adverse respect, and reimburse Purchaser for any out-of-pocket expenses reasonably incurred by Purchaser in connection with such modification or replacement; (2) procure for Purchaser the right to continue using the infringing part of such products or services; or (3) if using commercially reasonable efforts, Contractor can neither acquire the right to continue using nor replace or modify the infringing part of such products or services in accordance with this Article, then remove the infringing part of such products or services and refund to Purchaser all amounts paid by Purchaser for the infringing part of such products or services.
(c)    If any Claim is asserted against an Indemnitee, Contractor shall defend such Claim with counsel of its choice, provided that such counsel is reasonably acceptable to Purchaser. Indemnitees shall have the right to participate in the defense or settlement of such Claim at their own cost and expense. Contractor shall not consent to entry into judgment or enter into any settlement that admits Indemnitee liability, provides for injunctive or other non-monetary relief affecting any Indemnitee, or that does not include as an unconditional term the giving by each claimant or plaintiff to each Indemnitee of a release from all liability with respect to such Claim.
(d)    Notwithstanding Articles 30(b) or (c), Contractor shall not be obligated to indemnify Purchaser for any claim of infringement of any intellectual property rights resulting from compliance by Contractor with specific instruction of Purchaser, or to indemnify Purchaser for any claim of infringement resulting from the use or disposition of material, equipment or other items furnished to Contractor by Purchaser.

31        ASSIGNMENT

(a)    Purchaser Assignment Prior to Expiration of Guaranty. Purchaser may assign this Contract in whole or in part (including on a per Vessel basis) to an Affiliate of Purchaser,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or to a non-Affiliate only with the prior written consent of Contractor, which consent will not be unreasonably withheld, conditioned or delayed. It shall not be unreasonable for Contractor to withhold consent for reasons of financial insecurity of any proposed assignee. In connection with an assignment of this Contract to any Affiliate of Purchaser, Purchaser may designate such Affiliate to take Delivery of any Vessel. Contractor acknowledges and agrees that the rights to enforce CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES LIABILITY Article 19 with respect to the guaranty of the construction of any Vessel may be assigned by Purchaser to the intended bareboat charterer of such Vessel after its Delivery to Purchaser, subject to compliance with Article 19(c). Purchaser will not assign the management of the construction or supervising aspect of this Contract to another entity without having obtained the prior written consent of Contractor, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Purchaser may grant a security interest under the Uniform Commercial Code in, and assign its rights, but not its obligations, under this Contract to any person providing debt or lease financing to Purchaser in connection with this Contract and may designate any such lease finance entity to take Delivery of any Vessel; provided, however, that Purchaser shall obtain Contractor’s written consent for any grant of a security interest or assignment to a party not previously disclosed to Contractor, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    Purchaser Assignment After Expiration of Guaranty. After the expiration of Guaranty of any Vessel, Purchaser shall have the right to assign its rights and obligations under this Contract to any subsequent purchaser of such Vessel.
(c)    Contractor Assignment. Contractor may assign this Contract in whole or in part to another individual or company only with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.
(d)    Obligations of Both Parties. Should either Party determine that it desires to assign this Contract in whole or in part, it shall provide written notice to the other Party in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42. The other Party shall respond to such notice within ten (10) days of receipt with its written consent or set forth its objections to the assignment. As to any assignment by either Party hereto, however, the Party making the assignment shall, after assignment, remain secondarily liable for performance under this Contract. An assignee, if duly accepted, shall assume all of the rights, duties and obligations of the assigning party.

32        COMPLIANCE WITH LAWS AND REGULATIONS

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    Governing Law. This Contract shall be governed by the laws of the State of California, excluding conflict of law rules that dictate the application of laws in other jurisdictions.
(b)    Compliance with Laws. Purchaser and Contractor shall comply with all Laws affecting the Contract Work, shipyards, plants, and vessels in or on navigable waters and the shores thereof, and all other waters subject to the control of the United States. For the purpose of this paragraph, "Laws" mean any statute, ordinance, rule, decree, requirement or regulation of any governmental authority or agency, whether national, federal, state, municipal, local or other government subdivision in any way affecting the Contract Work.
(c)    Permits. Contractor shall procure at its own expense such permits from the United States, state and local authorities as may be necessary for performance of the Contract Work.
33        DISPUTES

Except as otherwise provided in this Contract, any and all differences and disputes of whatsoever nature arising out of or relating to this Contract that is not settled by the Parties themselves (“Dispute” or "Disputes") shall be subject to the following:

(a)    Informal Dispute Resolution.     Each Party shall submit any Dispute to a "Disputes Panel" composed of Purchaser's Senior Vice President and General Manager, Technical Services and Contractor's Program Manager. The Disputes Panel shall meet and confer and shall engage in good faith discussions toward resolving any such Dispute. The Disputes Panel shall determine, at its discretion, the timing, length and nature of those discussions as well as the information, including but not limited to written materials, it will require for its deliberation. Purchaser and Contractor shall reasonably assure that the Disputes Panel is provided with the information it requests. However, if within 30 days from the time that the Disputes Panel has first been asked to resolve such Dispute it has been unable to resolve such Dispute, or resolves it to the dissatisfaction of either Party, either Party may request review of such Dispute by the "Review Panel" composed of Purchaser's President and Contractor's President. The Review Panel shall meet and confer and shall engage in good faith discussions toward resolving the Dispute. The Review Panel shall determine, in its discretion, the timing, length and nature of those discussions as well as the information, including but not limited to written materials, it will require for its deliberation. Purchaser and Contractor shall reasonably assure that the Review Panel is provided with

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the information it requests. However, if within 30 days from the time that the Review Panel has first been asked to resolve the Dispute it has been unable to resolve such Dispute, or resolves it to the dissatisfaction of either Party, such Dispute shall be resolved in accordance with Article 33(b) below. Notwithstanding the foregoing, neither Party shall be prohibited during the pendency of any dispute resolution pursuant to this Article 33(a) from seeking any equitable or injunctive relief in a court of competent jurisdiction.

(b)    Litigation. Any Dispute for claims arising out of or relating to this Contract not resolved as set forth above in Article 33(a) may be litigated as follows:

(1)    Any claims against Contractor (and any compulsory counterclaims) shall be brought in the United States District Court for the Southern District of California and the Parties hereby consent to such exclusive jurisdiction and venue for any such Disputes involving claims against Contractor.

(2)    Any claims against Purchaser (and any compulsory counterclaims) shall be brought in the United States District Court for the Southern District of New York and the Parties hereby consent to such exclusive jurisdiction and venue for any such Disputes involving claims against Purchaser.

In addition, regardless of the size or nature of any Dispute, the Parties may seek any equitable or other injunctive relief at any time in a court of competent jurisdiction.

(c)     Costs. Except as expressly provided above, each Party shall bear its own fees, costs and expenses in connection with resolutions of any Disputes.

34        ESCROW

(a)    Establishment of Account. For purposes of establishing an escrow account for the deposit of amounts as specified elsewhere in this Contract, the Parties shall jointly select a bank to designate as the escrow holder (“Escrow Holder”) and shall execute escrow

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

instructions (“Escrow Instructions”) as required for the first deposit with such additional provisions as may be required by the Escrow Holder and as may be acceptable to Purchaser and Contractor. One executed copy of the Escrow Instructions shall be provided to the Escrow Holder, which shall constitute the Escrow Instructions of the Parties, said Escrow Instructions and appointment of said Escrow Holder to be irrevocable except upon mutual agreement of the Parties to this Contract.
(b)    Payments Into and From Escrow Account. The amounts required to be paid into the Escrow Account in accordance with the terms of this Contract shall be paid to the Escrow Agent. The Escrow Agent shall make payments out of the Escrow Account, to the Parties in the amounts, at the times, and in the manner as provided in the Escrow Agreement, this Contract and as applicable, the written instructions of the Parties.

35        CERTIFICATES OF FINANCIAL RESPONSIBILITY

(a)    Contractor COFR. Contractor shall obtain Certificates of Financial Responsibility (“COFRs”) as required by United States and California law for coverage of each Vessel from time of launch until Delivery of the Vessel to Purchaser.
(b)    Purchaser COFR. Purchaser shall obtain COFRs as required by United States and California law for coverage of each Vessel from time of Delivery of the Vessel to Purchaser until the Vessel leaves the Contractor Facilities after Delivery.

36        PURCHASER USE OF CONTRACTOR FACILITIES

(a)    Contractor Facilities. The term “Contractor Facilities,” for the purposes of this Contract, shall include the Shipyard, piers, adjacent waters, warehouses and offices associated with the design, construction and testing of the Vessels. The term also includes any of Contractor’s vehicles used to move material or personnel between any of those locations.
(b)    Contractor Support Facilities. Upon Purchaser’s request, Contractor shall furnish promptly, without additional charge, all reasonable facilities, including parking, suitably furnished offices (to be at least equivalent to the offices of Contractor's employees of comparable responsibility) for up to [*] on-site Purchaser’s Representatives (who may be rotated in and out). [*]. Services provided to the facilities shall include lighting, heat and air-conditioning as required by climatic conditions, telephones, desks, drawing tables, and filing cabinets, necessary for the safe and convenient administration of the Purchaser’s activities

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under this Contract and tests that may be required to be witnessed by the Purchaser’s Representatives and/or Regulatory Bodies.
(1)    Purchaser shall provide for its own computers, copying, and similar operating office equipment and may utilize Contractor's purchasing support capabilities to acquire such equipment on a cost-reimbursable basis, including appropriate Contractor burden and direct labor costs associated with procuring and receiving the material.
(2) Contractor shall provide telephone, fax and high speed Internet connections through the Contractor’s internal telephone and communication systems for use by Purchaser’s Representatives and Vessel officers. Purchaser shall reimburse Contractor for all toll and long distance charges on Contractor’s telephone lines assigned to Purchaser.
(3)    Purchaser shall remove any of its files, property or property of its Purchaser’s Representatives from Contractor-provided facilities no later than 30 days after Delivery of the last Vessel delivered under this Contract to Purchaser.
(c)    Export Compliance. Contractor has programs in place to ensure compliance with the export laws and regulations that govern the activities of Contractor at any Contractor Facility.
(1)    Each of Purchaser and Contractor shall comply, to the extent applicable to it, with the Export Administration Act (50 U.S. Code Appendix 2401), the Export Administration Regulations (15 CFR Parts 730 to 774) (“EAR”), and the regulations issued by the Office of Foreign Assets Control (31 CFR Chapter V). Since Contractor is the manufacturer of “defense articles,” the Contractor also complies with the Arms Export Control Act (22 U.S. Code 2571) and with the International Traffic in Arms Regulations (22 CFR Parts 120 to 130) (“ITAR”), as may be applicable to the export and import activities related to this Contract. Purchaser and Purchaser’s Representatives that are at Contractor Facilities shall comply with the ITAR to the extent applicable.
(2)    Purchaser shall provide Contractor with the name and each country of citizenship of each employee of Purchaser, each Purchaser’s Representative, and each of Purchaser’s sub-tier suppliers’ employees that Purchaser desires participate in the performance of this Contract at Contractor Facilities or on board any Vessel constructed under this Contract while such Vessel is at, departing from, or returning to, Contractor Facilities. Purchaser shall obtain any required export authorization or license that may be required for any Purchaser Representative or other employee, representative, or supplier’s employee who is not a United States person, as defined by the ITAR and/or the EAR. Purchaser and Contractor shall cooperate fully with each other with respect to any application made for any export authorization.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)    Purchaser's Representatives to Comply with Shipyard Regulations. Purchaser's Representatives, while at the Contractor Facilities, shall comply with Contractor's security and safety regulations, as provided below:
(1)    Insurance Provisions. Purchaser shall provide insurance for any activities at Contractor Facilities in accordance with the PURCHASER’S INSURANCE Article 22.
(2)    Security, Safety, and Environmental. Purchaser shall comply with Contractor’s standard security, safety, and environmental policies and procedures and also shall comply with all applicable federal, state, and local safety and environmental laws and regulations. Purchaser and Purchaser’s Representatives shall not operate motor vehicles in the Shipyard, except in the exercise of Purchaser’s rights and remedies after the occurrence and during the continuance of an event of default by Contractor under this Contract.
(3)    Use of Contractor's Equipment. Purchaser shall not use, or permit any Purchaser’s Representative to use, any of Contractor's equipment, tools, devices, apparatus or property, except in and solely related to the exercise of Purchaser’s rights and remedies after the occurrence and during the continuance of an event of default by Contractor under this Contract.
(4)    Medical Treatment. Contractor shall have no obligation to furnish medical treatment to Purchaser's Representatives and Vessel officers and crew while such representatives may be in the Shipyard. In the event Contractor furnishes medical treatment to any such Purchaser's Representatives and Vessel officers and crew, Purchaser shall defend, indemnify and hold harmless Contractor, its affiliated companies, and the directors, officers and employees of each of them, from and against any and all claims, demands or causes of action, by Purchaser's Representatives or Vessel officers or crew or their representatives, heirs or assigns for costs or damages (including without limitation punitive damages and reasonable attorney fees) arising out of or in connection with medical treatment furnished by Contractor, and excluding only claims based on Contractor's sole negligence or willful misconduct.
(5)    Denial of Access. Contractor reserves the right to eject from or deny admission to the Shipyard and access to Vessels to any person or entity that fails to comply with the provisions of this Article 36 or Contractor’s written rules, policies, procedures or practices provided that Contractor has provided such person access to the written rules, policies, procedures or practices.

37        COMPUTATION OF TIME

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)    Time is of the essence with respect to Contractor’s construction of the Vessel(s) and Purchaser’s making payments to Contractor.
(b)    Except where specifically identified otherwise, the word "day" in this Contract shall mean calendar day. All periods of time (other than periods of time measured by “Business Days”) shall be computed by including Saturdays, Sundays, and U.S. holidays, except that if such period terminates on a Saturday, Sunday, or U.S. holiday, it shall be deemed extended to the next Business Day.
(c)    The terms “Contractor’s working days” or “Business Days” in this Contract shall mean Monday through Friday of each week except for those days that the Contractor identifies in writing as a “holiday” for its represented employees. Days designated as “optional work days” or “voluntary work days” shall be included in determining the number of working days.

38        PRESS RELEASES

(a)    All Other Releases. Either Party may prepare a press release or other statement announcing the execution of this Contract or an event that occurs during the performance of this Contract (e.g., Delivery of a Vessel). Neither Party shall publish such press releases or other statements without the prior written concurrence of the other Party, which concurrence shall not be unreasonably withheld.
(1)    Releases upon Vessel Deliveries. The Purchaser’s approval of the “standard” press release at the time of Delivery of the first Vessel shall be considered approval for similar releases for each subsequent Vessel.
(2)    Releases citing Subcontractors or Suppliers. Contractor shall be responsible for obtaining approval of its subcontractors and suppliers as may be necessary for the naming of that subcontractor or supplier in any press releases that either Purchaser or Contractor may prepare. Purchaser shall be responsible for obtaining approval of any supplier, design agent, or other support that it has retained, as may be necessary for the naming of that subcontractor or supplier in any press releases that either Purchaser or Contractor may prepare.

39        CONFIDENTIALITY

(a)    Contractor. Contractor shall hold in confidence and not disclose to others or use, except as required for the proper performance of Contract Work, business or technical information of Purchaser labeled as “proprietary” or “trade secret” or otherwise to indicate its proprietary or trade secret nature. Contractor shall similarly obligate in writing its

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Subcontractors, suppliers, and any third Party receiving disclosure of Purchaser’s proprietary or trade secret information hereunder, unless otherwise approved by Purchaser.
(b)    Purchaser. Purchaser shall hold in confidence and not disclose to others or use, except as required for the proper performance of Contract Work and for the operation, maintenance, repair, and conversion of the Vessels, the Vessel Drawings and business or technical information of Contractor or DSEC labeled as “proprietary” or “trade secret” or otherwise to indicate its proprietary or trade secret nature. Purchaser shall similarly obligate in writing any third Party receiving disclosure of Contractor’s or DSEC’s proprietary or trade secret information hereunder, unless otherwise approved by Contractor or DSEC, as applicable. Purchaser may use and disclose the Vessel Design only as provided by the DESIGN RIGHTS Article 10.
(c)    Exclusions. The obligations of paragraphs (a) and (b) of this Article shall not apply to (i) business or technical information in the public domain or information which Purchaser or Contractor owns or acquires lawfully from others and which may be freely disclosed without breach of any obligation of confidence, or (ii) disclosures of this Contract by a Party where such Party is under a legal or regulatory obligation to make such disclosure (including, without limitation, disclosures required under federal securities laws and regulations) or pursuant to any court or administrative order, provided that, in the case of this clause (ii), (A) the proposed disclosures are submitted to the other Party for review at least 24 hours prior to disclosure and (B) the disclosing Party gives due consideration to any comments of the other Party with respect to such disclosure, including any request by such other Party to redact specific confidential, business and proprietary data in the disclosure (to the extent consistent with the disclosing Party’s legal or regulatory obligations), it being understood and agreed that SEACOR Holdings Inc. will file a copy of this Contract (without exhibits other than the Parent Guaranty) with the Securities and Exchange Commission with its next periodic report under the Securities Exchange Act of 1934, as amended.

40        INDEPENDENT CONTRACTOR

(a)    Contractor as Independent Contractor. In performing Contract Work and other obligations under this Contract, Contractor shall be an independent contractor and not the agent or employee of Purchaser and/or its related companies. The relationship of employer and employee shall not exist between Purchaser and Contractor or any of Contractor’s employees or subcontractors’, vendors’, or suppliers’ employees. Contract Work shall be performed under the supervision and control of Contractor. Purchaser shall have no authority to supervise Contractor’s employees, representatives, subcontractors, vendors or suppliers.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)    Authority Limited. Neither Contractor nor Purchaser shall have any authority to make statements, representations, or commitments of any kind or take any other action binding on the other Party, except as specifically provided in this Contract.
(c)    No Partnership or Joint Operation. It is expressly agreed that it is not the purpose or intention of this Contract, nor shall the same be construed as creating, any partnership or joint operation between Purchaser and Contractor.
(d)    No Benefits. Contractor acknowledges and agrees that, with respect to any Contract Work performed under this Contract, neither Contractor nor its employees, nor any of its subcontractors’, vendors’, or suppliers’ employees, is eligible to participate in and will not receive any benefits from any employee benefit plan sponsored by Purchaser and/or its related companies.

41        SURVIVING OBLIGATIONS

The following Articles of this Contract shall survive any termination of this Contract, completion of Contract Work, Delivery of Vessels, or Purchaser's making full payment of the Contract Price, anything in this Contract to the contrary notwithstanding:

DAMAGES AND INCENTIVES FOR DELIVERY Article 9,
DESIGN RIGHTS Article 10,
CONTRACTOR’S GUARANTY AND LIMITATION OF THE PARTIES’ LIABILITY Article 19,
INDEMNIFICATION Article 24,
DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES Article 26,
LIENS Article 28,
TAXES AND DUTIES Article 29,
INDEMNIFICATION REGARDING INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS Article 30,
COMPLIANCE WITH LAWS AND REGULATIONS Article 32,
DISPUTES Article 33,
PRESS RELEASES Article 38,
CONFIDENTIALITY Article 39, and
INTERPRETATION Article 44.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

42        AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS

(a)    Authorized Persons. Each Party shall, by written notice to the other, identify those persons with authority to obligate their respective Parties.
(b)    Notices. Notices and other communications required by this Contract to be in writing shall be deemed to have been duly and legally given when served personally; delivered by courier service (with confirmation of delivery); deposited in the U.S. Mail, postage prepaid, return receipt requested (with receipt received); or, successfully transmitted by facsimile (with confirmation of completed transmission received), addressed as follows:

To the Purchaser:

Seabulk Tankers, Inc.
Attention: Arthur (Tom) Denning
Vice President of Engineering
2200 Eller Drive (courier)
P.O. Box 13038 (mail)
Fort Lauderdale, FL 33316
Telephone: (954) 627-5273

Fax:	(954) 522-0416

with a copy to:

SEACOR Holdings Inc.
2200 Eller Drive (courier)
P.O. Box 13038 (mail)
Fort Lauderdale, FL 33316

Attn:	Paul L. Robinson, Esquire
Senior Vice President and General Counsel
Fax No.: 954-527-1772

To the Contractor:

National Steel and Shipbuilding Company
Attention: Charles I. Zigelman
Director, Contracts and Estimating
2798 Harbor Drive

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

San Diego, California 92113

Telephone:	(619) 544-7608

Fax:	(619) 544-8880

or to such Party at such other address or addresses as either Party may later specify in writing to the other Party.

(c)    Technical Engineering Communications. All technical engineering communications originated by Contractor, including submissions pursuant to the SUBMISSION OF DESIGN PRODUCTS Article 12, shall be transmitted by authorized Contractor personnel to personnel of Purchaser designated in writing pursuant to this Article. All technical engineering communications originated by Purchaser shall be transmitted by authorized personnel of Purchaser to personnel of Contractor designated in writing pursuant to this Article.
(1)    The personnel authorized to transmit and receive such communications shall be designated in writing by each Party to the other pursuant to paragraph (a) of this Article.
(2)    Technical communications shall be used for such purposes as clarification or interpretation of a requirement of the Specifications, providing design information as required by the SUBMISSION OF DESIGN PRODUCTS Article 12, or discussion of an alleged Deficiency pursuant to the INSPECTION Article 14. Such technical communications between the Parties, however, shall not be deemed to change or modify the terms of this Contract, including the Specifications.

43        RESERVED

44        INTERPRETATION

(a)    Entire Agreement. This Contract, together with its Exhibits and other documents incorporated herein, including the Specifications, sets forth the entire agreement and understanding of Purchaser and Contractor relating to the subject matter contained herein and supersedes all prior discussions and agreements between Purchaser and Contractor. This Contract may be modified or amended only in a writing signed by both Parties.
(b)    Benefit of Parties. This Contract shall be binding upon the Parties hereto and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)    Interpretation. If any one or more of the provisions of this Contract is found to be invalid, the remaining provisions shall not be affected, and this Contract shall be interpreted as if not containing such invalid provisions. This Contract shall be interpreted without regard to which Party is deemed to have drafted the Contract. Article and paragraph headings are for administrative convenience only and shall not be used to interpret this Contract.

45        PARENT COMPANY GUARANTEES

    (a)    No later than [*] Business Days after the Effective Date Contractor shall provide to Purchaser a Guaranty by General Dynamics Corporation of Contractor’s obligations.
(b)    No later than [*] Business Days after the Effective Date Purchaser shall provide to Contractor a Guaranty by SEACOR Holdings Inc. of Purchaser’s obligations.
46        EXHIBITS

There are attached hereto and incorporated by reference as though fully set forth herein the following exhibits:

Exhibit A:    RESERVED

Exhibit B:    Contract Change Form

Exhibit C:    Guaranty Agreements

47        DEFINITIONS

As used in this Agreement, the following terms have the meanings specified below:

“Business Day” shall have the meaning specified in Article 37(c).

“Change” shall mean a departure from the requirements of the Specifications or a change to the Contract Work as described in Article 6.

“Contract” shall have the meaning specified in the preamble of this Contract.

“Contract Base Price” shall mean the individual Vessel Contract Prices as set out in the table in Article 3(b).

“Contract Change” shall mean an adjudicated Change to the Contract as described in Article 6 and Exhibit B.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Contract Price” shall mean a firm fixed price in U.S. Dollars that is equal to the Contract Base Price as adjusted from time to time pursuant to the terms of this Contract, which shall represent Contractor’s consideration for the Contract Work.

“Contract Work” shall mean everything required by the Contract, the Specifications, and the Vessel Drawings, including the development of Design Products and the installation of any material that the Contract and/or the Specifications provides shall be furnished by Purchaser.

“Contractor Facilities” shall include the Shipyard, piers, adjacent waters, warehouses and offices associated with the design, construction and testing of the Vessels. The term also includes any of Contractor’s vehicles used to move material or personnel between any of those locations.

“Deficiencies” shall mean any material failure of the material, machinery, equipment, or workmanship of the Vessel such that it does not comply with the Specifications and the other terms of this Contract, as described in Article 19.

“Delivery” shall mean When the construction of each Vessel is Substantially Complete in accordance with this Contract, and the Vessel has satisfied the tests required by this Contract, each Vessel shall be tendered by Contractor and accepted by Purchaser

“Design Products” shall mean the specifications, drawings, calculations, computer models and other technical data created during the various Vessel design phases to reflect the design of the Vessels embodied in the Specifications and the Vessel Drawings.

“Disclosure Statement” shall mean Contractor’s approved Cost Accounting Disclosure Statement, used for Contractor’s contracts with the United States Government, which documents how costs must be allocated against various contracts and other cost groups.

“Disputes” shall mean any and all differences and disputes of whatsoever nature arising out of relating to this Contract which cannot be settled by the Parties themselves and shall be subject to being settled via either informal dispute resolution, arbitration or litigation as described in Article 33.
“Effective Date” shall mean the date upon which the Contract takes effect, which is the date of last signature of the Parties to the Contract.
"Escrow Account" shall mean an interest bearing escrow account into which deposits may be paid in accordance with Articles 4 and 34.
“Escrow Agent” shall mean the jointly designated person or entity acting for the Parties pursuant to the instructions of the Escrow Agreement and in accordance with Article 34.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Escrow Agreement” shall mean the written agreement made between the Parties and an Escrow Agent, pursuant to Articles 4 and 34.
“Guaranty Period” shall mean the 12 months following the date of Delivery of a Vessel, during which the Contractor guarantees against all Deficiencies that are discovered, as described in Article 19.

“Jones Act” shall have the meaning specified in the first recital of this Contract.

“Maker’s List” shall have the meaning specified in Article 20.

“Milestone Payment” shall have the meaning specified in Article 4(d)(2).

“Milestone Schedule” shall mean the schedule of events of Contract Work that permit invoicing by Contractor as set forth in Article 4(d)(2).

“Minor Items” shall mean items that do not affect the commercial utility or safe operation of the Vessel or prevent or otherwise limit the ability of the Vessel to trade.

“Purchaser’s Representatives” shall mean the on-site representatives who shall be and act as agents of Purchaser, and on behalf of Purchaser, having the authority to make decisions or express opinions to Contractor promptly on all problems arising during the course of, or in connection with, construction of the Vessels in a manner that ensures utmost cooperation with Contractor in the construction process.

“Regulatory Bodies” shall mean the Regulatory Requirements that are administered by federal, state and local government agencies, organizations, societies, other authoring organizations of Regulatory Requirements and ABS.

“Regulatory Requirements” shall mean the Contract Work, which is subject to certain state, federal and international conventions, statutes, regulations, classification rules, standards, interpretations, and practices.

“Selected Maker’s Plan” shall mean the list of equipment that has been selected by Contractor from the Maker’s List for use in construction of any Vessel.

“Specifications” shall mean the Contract design requirements for construction of the Vessels, including the General Arrangement drawing, entitled "SPECIFICATIONS, NASSCO Number TE2013-FS-RB," dated September 10, 2013, published by DSEC and Contractor and approved by Purchaser.

“Substantially Complete” shall mean complete within the requirements of this Contract but for Minor Items, with no outstanding regulatory or ABS requirements.

“Vessel” or “Vessels” shall have the meaning specified in the first recital of this Contract.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Vessel Contract Delivery Date” shall mean the tender of each Vessel to Purchaser on the respective delivery dates for each Vessel, which may be extended by mutual agreement of the Parties or as provided elsewhere in this Contract, after any extensions.

“Vessel Design” shall mean the design of the Vessels, including any subsequent changes thereto, as contained in the Specifications, the Vessel Drawings, and the Design Products.

“Vessel Drawings” shall mean together, the General Arrangement drawing, Basic and Detail Drawings, and the Production Drawings.

[Signature page follows.]

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[*]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed in two counterparts as of the Effective Date.

Purchaser:                Seabulk Tankers, Inc.

By: /s/ Eric Fabrikant
Eric Fabrikant
Chief Executive Officer

Contractor:                National Steel and Shipbuilding Company

By: /s/ Frederick J. Harris
Frederick J. Harris
President